                                                                EXHIBIT 10.16

                       FIRST AMENDMENT TO A LEASE OF THE
                             REAL ESTATE LOCATED AT
                 3016 WEST GEORGIA STREET, LOUISIANA, MISSOURI
                                    BETWEEN
                    PACKAGING RESOURCES INCORPORATED, LESSOR
                                      AND
                         TAMOR PLASTICS CORP., LESSEE,
                    SAID LEASE BEING DATED FEBRUARY 2, 1995
              AND RECORDED WITH THE PIKE COUNTY RECORDER'S OFFICE
                    ON MARCH 29, 1995 AT BOOK 324, PAGE 2447


        NOW THEREFORE, in consideration of the following mutual covenants, the parties hereto agree to add the following Article XXV to the aforementioned lease:

                                  ARTICLE XXV
                               OPTION TO PURCHASE

        25.1 Option to Purchase Demised Premises.

        Tenant shall have the option to purchase the Demised Premises (the "Option") as hereinafter provided, subject to the conditions and limitations contained in this Paragraph 25:

        (a) Option Period and Option Price. The option period shall commence on March 1, 1997 ("Commencement Date") and will continue for a period of eighteen (18) months ("Option Period"). Tenant shall have the option to purchase the Demised Premises at an option price ("Option Price") equal to One Million Five Hundred Thousand and 00/100 Dollars ($1,500,000.00), subject to the following reductions, if any:

            (i) if the Option is exercised within six (6) months of the Commencement Date of the Option Period, then the Option Price shall be reduced by thirty (30%) percent of the total amount of all Basic Rent actually paid by Tenant to Landlord from the Commencement Date of the option period to the date of Closing;

            (ii) if the Option is exercised after six (6) months of the
                 Commencement Date of the Option Period, but before one (1) year from the Commencement Date of the Option Period, then the Option Price shall be reduced by ten (10%) percent of the total amount of all Basic Rent actually paid by Tenant to Landlord from the Commencement Date of the option period to the date of Closing; and

          (iii) if the Option is exercised more than one (1) year after the Commencement Date of the Option Period, then there shall be no reduction to the Option Price.

     (b) Tenant may only exercise the Option during the Option Period if this Lease Agreement is in full force and effect at the time Tenant notifies Landlord of the exercise of the Option and at the time set for closing of the Option. Tenant may only exercise the Option and proceed to close the same strictly in accordance with the terms and conditions hereof, and said purchase shall be at the Option Price, as applicable, and in accordance with the terms and conditions herein contained.

     (c) Tenant shall exercise the Option, if at all, by delivering to Landlord written notice sixty (60) days prior to the date Tenant wishes to close upon the Option (the "Notice"), accompanied by its certified or cashier's check in the sum of One Hundred Thousand and 00/100 ($100,000.00) Dollars ("Earnest Money"). Except as expressly provided in Paragraphs 25(d) and (n) hereof, the Earnest Money shall be non-refundable in all events whether or not the closing of the Option shall have occurred.

     (d) Landlord shall, within thirty (30) days after receipt of the Earnest Money, furnish to Tenant a commitment for an owner's policy of title insurance (the "Commitment") issued by a title insurance company selected by Landlord (the "Title Insurer") showing title to the Demised Premises in Landlord, subject only to the exceptions described in subparagraph (e) in this Paragraph 25 hereof (the "Permitted Exceptions"). Tenant shall pay all costs of issuance of the Commitment and any policy issued in connection therewith. Tenant shall be allowed ten (10) days after receipt of the Commitment and all underlying title documents for examination and the making of objections to any title matter that is not a Permitted Except (the "Unpermitted Exceptions"). Said objections shall be made in writing or deemed to be waived. If any objections are so made, Landlord shall be allowed thirty (30) days to cause the Title Insurer to remove or endorse over any Unpermitted Exception.

          If any Unpermitted Exceptions are not removed or endorsed over with thirty (30) days from the date of written objection thereto, as above provided, any agreement of purchase resulting from the exercise of the Option shall, at the written election of the Tenant, be null and void. In such event neither party shall be liable for damages to the other party, Landlord shall return to Tenant the Earnest Money, and this Lease Agreement shall continue in full force and effect for the balance of the Term, if any shall remain. Tenant shall exercise such election by declaring any such resulting purchase agreement null and void by delivering to Landlord a written notice to such effect within three (3) days after the expiration of the aforesaid thirty (30) day period. Failure by Tenant to deliver to Landlord, in writing, the aforesaid election to declare the resulting purchase agreement null and void within the time period prescribed herein shall constitute an election by Tenant to take title to the Demised Premises as it then is (with the right to deduct from the Option Price liens and encumbrances of a definite and ascertainable amount if created by Landlord or any party claiming by, through or under Landlord, other than Tenant).

     If the title to the Demised Premises is without objections, or be so made within thirty (30) days after the date of written objection thereto, and Tenant shall thereafter default in its obligation to close the Option and pay the balance of the Option Price, then Landlord may terminate the exercise of the Option and any resulting purchase agreement, and retain all monies paid on the exercise of the Option, including, without limitation, the Earnest Money, but this provision shall not deprive Landlord the right of claim for damages or enforcing specific performance and, at Landlord's election, such default shall constitute an event of default under this Lease Agreement.

(e) Subject to the performance by Tenant, Landlord agrees to execute and deliver a Special Warranty Deed, conveying title to the Demised Premises to Tenant or as Tenant may designate, subject only to the following exceptions:

     (i) Buildings, zoning and subdivision laws, ordinances and other local, State and Federal laws, rules, ordinances and regulations, so long as they do not materially interfere with the current use of the premises;

     (ii) Covenants, conditions and restrictions of record; private, public and utility easements and streets, road and highway rights of ways, if any; party wall agreements, if any; special taxes or assessments for improvements not yet completed; installments not due at the date hereof of any special tax or assessment for improvements heretofore completed; and general taxes not yet due and payable; so long as they do not materially interfere with the current use of the premises;

     (iii) Rights of Tenant, assignees of Tenant, subtenants of Tenant, and their successors and assigns, if any;

     (iv) Annual installments of special assessments levied subsequent to closing of the Option;

     (v)    Matters created or caused by Tenant;

     (vi) Other taxes and charges which are the obligation of Tenant under this Lease Agreement;

        (vii) Such other reasonable easements and restrictions as may be placed by Landlord upon the Demised Premises in connection with the ownership or development of the Demised Premises or reasonably requested by local governmental agencies and divisions thereof, so long as they do not materially interfere with the current use of the premises;

        (viii) Such other easements, restrictions or such other title matters and exceptions, as may be consented to by Tenant in a separate writing;

        (ix) Any mortgage assumed by Tenant or which Tenant shall take title subject to, by consent; and

        Tenant shall be required to assume any obligation of Landlord (as owner of Demised Premises) under those matters listed in (i) through (ix) above and, with respect to any mortgage so assumed, Tenant shall indemnify and hold harmless Landlord from and against any further liability in respect to such mortgage or collateral mortgage documents by assumption agreement satisfactory to Landlord.

        If Tenant shall have performed its obligations hereunder and Landlord shall default in its obligations to convey the Demised Premises to Tenant, Tenant shall be entitled to enforce specific performance of the Option, as its sole and exclusive remedy.

(f) Closing of the Option shall occur within forty-five (45) days from receipt by Landlord of the Earnest Money or such other date as may be mutually agreed upon in writing by Landlord and Tenant, or as such date may be extended by reason of delays occasioned by operation of Paragraph 25(d) hereof. All rents and other charges payable by Tenant in respect to the Demised Premises and all other obligations of Tenant hereunder accruing prior to closing obligations of Tenant hereunder accruing prior to closing of the Option shall be paid, performed and complied with until such time as closing of the Option shall occur and the full Option Price has been paid to Landlord. Notwithstanding any provision to the contrary herein contained, if the date of closing of the Option shall extend beyond the term of the Lease, the Lease and all rights and obligations as therein contained shall be extended to the date of closing of the Option on the same terms as set forth in the Lease.

(g) At the Option Closing, Landlord shall deliver or cause to be delivered to Tenant the following items, duly executed and acknowledged where necessary.
        (i)     Special Warranty Deed.   A special warranty deed conveying to
                Tenant fee simple title to the Demised Premises, subject only to the Permitted Exceptions (defined in numbered subparagraph
                (e) herein);

        (ii) Affidavit of Title. An affidavit of title of Landlord, in customary form, dated as of the date of Closing, subject only to the Permitted Exceptions, certifying that since the date of the title commitment Landlord has not done or suffered to be done anything that could in any way affect the title to the Demised Premises other than by, through or under Tenant, and no proceedings have been filed by or against Landlord which would affect the Landlord's title to the Demised Premises;

        (iii) Bill of Sale. A bill of sale and assignment with a special warranty of title conveying all of Landlord's right, title and interest in and to all the fixtures attached or appurtenant to or used in connection with the Demised Premises, including without limitation, all plumbing, lighting, electrical, sprinkler, heating, ventilating and air conditioning systems, free and clear of all liens and encumbrances except the Permitted Exceptions, and listed in Exhibits B & C attached hereto and incorporated as a part of this Lease and Amendment.

        (iv) Additional Documents. Such additional documents as may be reasonably required by Tenant to consummate the sale of the Demised Premises to Tenant.

(h) At the Option Closing, Tenant shall deliver to Landlord the Option Price required under subparagraph 25(a) hereof, any unpaid Basic Rent, or Additional Rent or other charges due under this Lease Agreement, and such additional documents as may be reasonably required by Landlord to consummate the sale of the Demised Premises.

        Closing shall occur through an escrow with the escrow department of the Title Company ("Escrowee"), in accordance with the general provisions of the Escrowee's usual form of deed and money escrow agreement, with special provisions inserted in the escrow agreement as may be required to conform to this Paragraph 25 in this Lease Agreement, subject to the terms of a separate money lender's escrow, if any. The escrow agreement shall provide that Tenant shall not be required to deposit funds in the escrow until the Escrowee is prepared to disburse such funds and insure Tenant's title as required herein. The attorneys for both Landlord and Tenant are authorized to sign the escrow agreement. Upon the creation of such escrow, payment of the applicable Purchase Price and delivery of the deed shall be made through the escrow. The cost of the deed and money escrow shall be divided equally between Landlord and Tenant. The terms and provisions of this Paragraph 25 of this Lease Agreement shall not be merged into nor in any manner superseded by the escrow agreement.

        The Option Price shall be paid to Landlord by Tenant by wire transfer of "good funds" on the date of closing of the Option, subject to a credit in the amount of the Earnest Money.

        The parties agree that any adjustments for rent shall be made as of the date of closing of the Option. The parties further agree that all closing costs and other costs arising from or related to Tenant's exercise of the Option including, without limitation, title and survey charges, charges for the state, county and local transfer taxes, recording fees, any lender consent or related transfer or prepayment fees, and Tenant's attorneys' fees shall be paid by Tenant.

(i) Time shall be of the essence in the performance of the terms and conditions of the Option. The Option is appurtenant to Tenant's interest in this Lease Agreement and may not be assigned separately therefrom. Tenant's rights to the Option shall lapse upon the termination of the Lease Agreement without further act of the parties. In the event of such lapse, Landlord shall be entitled to execute and record an instrument with the Office of the Recorder of Deeds of Pike County, Missouri, evidencing the Option termination.

(j) In the event of a condemnation subsequent to exercise of the Option, the Option shall terminate and all awards resulting from any condemnation proceedings shall be the property of Landlord. Tenant hereby assigning its interest thereon to the Landlord and Tenant hereby waiving any right Tenant has now or may have under present or future applicable laws.

(k) At closing of the Option, Tenant shall deliver to Landlord and Landlord shall deliver to Tenant an agreement cancelling and terminating this Lease Agreement and releasing each party from its obligations to the other party under this Lease accruing subsequent to Closing. Further, at Closing, Tenant shall deliver to Landlord the cash sums required in this Paragraph 25 and such other documents and agreements, in recordable form if required, and otherwise in form and content acceptable to Landlord, as may be required for closing of the Option.

(l) Tenant shall indemnify, defend and hold Landlord harmless from the claim of any broker or agent claiming by, through or under Tenant arising out of exercise of the Option. Landlord shall indemnify, defend and hold Tenant harmless from the claim of any broker or agent claiming by, through or under Landlord arising out of exercise of the Option.

(m) Tenant's, purchase of the Demised Premises shall be "as-is, where-is", Tenant acknowledging that it has thoroughly inspected and examined the Demised Premises and upon closing of the Option will purchase the Demised Premises "as-is, where-is", entirely on the basis of Tenant's own evaluation and knowledge and not based upon any written or oral representations, warranties, understandings, promises or agreements, expressed or implied, of Landlord or its employees, representatives or agents.

        (n) Anything herein to the contrary notwithstanding, the Option shall be subject to and contingent upon (i) Landlord obtaining from its lender(s) a release of the lien of any mortgage, trust deed or similar debt instrument encumbering the Demised Premises, and (ii) such additional or modified terms and conditions as Landlord's lender may request. In the event Landlord shall not receive such release and consent, Landlord shall so notify Tenant and any resulting purchase agreement shall be null and void. In such event neither party shall be liable for damage to the other party, Landlord shall return the Earnest Money to Tenant, and the Lease Agreement shall continue in full force and effect for the remaining portion of the Lease Term; provided, however, should Landlord not obtain said Release of Lien, it alone shall be fully responsible for its own cost and Tenant's connected with the attempted exercise of this Option.

        This Agreement and its Amendments contains the following exhibits:

                        Exhibit B  -  Items to be included as "fixtures" in the
                                      Louisiana, MO plant
                        Exhibit C  -  Equipment and items left for lease to
                                      Tamor In Louisiana, MO plant

        IN WITNESS WHEREOF, each of the parties hereto have caused this First Amendment to a Lease of the Real Estate Located at 3016 West Georgia Street, Louisiana, Missouri, between Packaging Resources Incorporation, Lessor, and Tamor Plastics Corp., Lessee, (said lease being dated February 2, 1995 and recorded with the Pike County Recorder's Office on March 29, 1995 at Book 324, Page 2447), to be executed this ____ day of Nov., 1996.

LANDLORD:                               TENANT:
PACKAGING RESOURCES INCORPORATED,       TAMOR PLASTICS CORP.,
a Delaware corporation                  a Massachusetts Corporation


By: /s/                                 By: /s/
   -----------------------------            -----------------------------
   Its: Vice President                      Its: President
        ------------------------                 ------------------------


By: /s/                                 By:
   -----------------------------           ------------------------------
   Its:                                    Its: Treasurer
       -------------------------               --------------------------

STATE OF ILLINOIS )
                  )  SS
COUNTY OF COOK    )

        The foregoing instrument was acknowledged before me this 1st day of November, 1996, by Jerry J. Corirossi and by ---------- of PACKAGING RESOURCES INCORPORATED, a Delaware corporation, on behalf of the corporation and for the uses and purposes therein contained.

-------------------------------
                                        Theresa C. Davis
         "OFFICIAL SEAL"                 ------------------------------
        THERESA C. DAVIS                   Notary Public
NOTARY PUBLIC, STATE OF ILLINOIS        My commission expires: 4-20-98
 MY COMMISSION EXPIRES 4/20/98

-------------------------------

STATE OF MASSACHUSETTS  )
                        ) SS
COUNTY OF WORCESTER     )

        The foregoing instrument was acknowledged before me this 1st day of November, 1996 by Dennis Gerrard, President and Richard M. Tocci, Treasurer of TAMOR PLASTICS CORP., a Massachusetts corporation, on behalf of the corporation and for the uses and purposes therein contained.

                                        Mark C. Bodanza
                                        ---------------------------------
                                          Notary Public - Mark C. Bodanza
                                        My commission expires: 10-24-97
[NOTARY PUBLIC SEAL]

---------
PACKAGING
---------
RESOURCES                                       EXHIBIT B
---------                                       ---------

        Items to be included as "fixtures" in the Louisiana, MO plant offering.


ASSET NO.               DESCRIPTION
---------               -----------
2646            Whitlock Vac. Pump
2647            Whitlock Vac. Pump
2769            German Vac. Pump
2778            Whitlock Vac. Pump/Surge Bin
2786            Whitlock Vac. Pump
2788            Whitlock Vac. Pump
2789            Whitlock Vac. Pump
2790            Butler Vac. Pump
2791            Whitlock Vac. Pump
2792            Whitlock Surge Pump
2793            Whitlock Surge Pump
2809            Vac. Pump
2857            GD Air Compressor
2958            GD Air Compressor
2959            Wilkerson Air Dryer
2961            Carrier Chiller
2962            Carrier Chiller
2963            Chill Water System
2964            Carrier Chiller
2965            Carrier Chiller
2966            210,000# Silo
2967            210,000# Silo
2968            210,000# Silo
2969            210,000# Silo
2970            210,000# Silo
2971            210,000# Silo
2972            210,000# Silo
2973            IMCS Silo
2974            IMCS Silo
2975            IMCS Silo
2976            IMCS Silo
2977            Transformer
2978            Transformer
2979            Transformer
                4-Small Silos for Surge Bins
                2-15HP Pumps
                5-7 1/2HP Pumps
2627            Air Conditioner
2618            A/C
2639            A/C
2640            A/C
2641            A/C
2642            A/C
2643            A/C
2644            A/C
2645            Air Conditioner
2716            Dumm Duot
2717            Transformer
2718            Transformer
2778            Transfer Tubing
2814            Chiller
2815            Chiller
2816            Chiller
2817            Air Compressor
2818            Air Compressor
2819            Chiller

                                                EXHIBIT B
                                                ---------


                               -Page 2-
                               FIXTURES
                               Continued



2840                    Air Conditioner
2841                    Air Conditioner
2842                    Air Conditioner
2843                    Air Conditioner
2844                    Air Conditioner
2845                    Chiller
2887                    Air Conditioner
2898                    Phone System (in place)
2948                    Air Compressor/Dryer
2949                    Air Compressor/Dryer
2987                    Air Conditioner
                        Extinguishers/Hoses
                        Converyor Bolts to floor in Holding/Printing

2/19/96                                                               Exhibit C

         EQUIPMENT AND ITEMS LEFT FOR LEASE TO TAMOR IN LOUISIANA, MO
02548 MODULAR DESK UNIT                                      FRONT OFFICE
02549 MODULAR DESK UNIT                                      FRONT OFFICE
02550 MODULAR DESK UNIT                                      PLANNING OFFICE
02551 MODULAR DESK UNIT                                      PLANNING OFFICE
02684 ANTIQUE CONFERENCE TABLE/CHAIRS/CREDENZA/END TABLE     FRONT OFFICE
02806 WW REFRIGERATOR
02810 CLARK FORKLIFT             SER#TM247-0828-755FB
02918 CATERPILLAR FORKLIFT       SER#SD81335
02923 CLARK FORKLIFT             SER#TM247-0128-0020FA
02925 CATERPILLAR FORKLIFT       SER#SD81827
02927 CLARK FORKLIFT             SER#TM247-0351-6990FD
02945 BATTERY CHARGER            ??? MODEL ?????-?????       SER#87D1483
02946 BATTERY CHARGER            .         .         .       SER#89B1089
02947 BATTERY CHARGER            .         .         .       SER#89B1087
02812 BATTERY CHARGER            .         .         .       SER#89B1091
02514 BATTERY CHARGER            .         .         .       SER#89B1088
02615 SPREADER BAR FOR BATTERY LFT.
02616 HYDRAULIC PALLET JACK
02622 DOOR RAMPS 70'/72'
02623 LANTECH PALLET WRAPPER
02624 STEEL DOCK RAMP
02632 WORK PLATFORM
02851 PALLET JACK        ATLAS   SER#P?????
02676 INJECTION MOLDING MACHINE  IMPCO MDL350-R50            SER#Z-118 79
02677 INJECTION MOLDING MACHINE  IMPCO MDL350-R50            SER#Z-118 79
03113 INJECTION MOLDING MACHINE  IMP?? MDL350-R50            SER#P-0180
02787 IMCS STORAGE BIN
02814 CHILLER W/ COMPRESSORS     CARRIER MDL????????         SER#Y217?03
02??? CHILLER                    CARRIER MDL30HKD40-630      SER#3890???
02??? CHILLER                    APPL. ENGINEERING           SER#??????
02817 AIR COMPRESSOR             GARDNER DENVER MDLSKBL      SER#629938
02??? TANK APPROX. 38'x72'
02819 CHILL WATER SYSTEM
02849 DRILL PRESS               ENCO MDL 126-2220            MNFT.#96375
02955 OIL RECLAIM               SERFILCO MDL 50R83-????
02960 SAND FILTER               AMERICAN MD.#657000          NT0691
02782 SCALE/SCALE HEAD          PENNSYLVANIA                 SER#189?94

      *EQUIPMENT AND ITEMS LEFT FOR LEASE BUT NOT ON THE ASSET LIST

      AIR COMPRESSOR 100HP      GARDNER/DENVER               SER#M38926
      AIR DRYER                 WILKERSON MDLA12-HH-POO      SER#01-10-89-8?41
      AIR COMPRESSOR  60HP      GARDNER/DENVER
      AIR DRYER                 WILKERSON MDLA13-HH-POO      SER#08-18-86-0974
      AIR COND COMP/CARRIER MDL SPLIT SYSTEM 38AD-024-820    SER#P?82848
      AIR CONDITIONING BLOWER



STATE OF MISSOURI)
                 )   ss.                IN THE RECORDER'S OFFICE.
COUNTY OF PIKE   )

  I, Sherry McCarty, Circuit Clerk and Ex-Officio Recorder of said County, do hereby certify that the within instrument of writing was on the 26th day of
                                                                --
November A.D. 1996 at 11 o'clock 35 minutes A.M., duly filed for record in this
--------        --    --         --         -
office and is Recorded in the Records of this office in Book 324, Page 7323.
                                                             ---       ----

                               IN WITNESS WHEREOF I have hereunto set my hand

                               and affixed my official seal at Bowling

                               Green, Missouri this 26th day of November, 1996.
                                                    --          --------    --

                               Sherry McCarty           Circuit Clerk &
                                                        Ex Officio Recorder

                                                               EXHIBIT 10.16



                                LEASE AGREEMENT

        THIS LEASE AGREEMENT made this 7th day of February, 1995, by and between PACKAGING RESOURCES INCORPORATED, a Delaware corporation ("Landlord") and TAMOR PLASTICS CORP., a Massachusetts corporation ("Tenant").

                              W I T N E S S E T H:

        Landlord, for and in consideration of the rents, covenants and agreements hereinafter reserved, mentioned and contained on the part of Tenant, its successors and assigns, to be paid, kept, observed and performed, has leased, rented, let and demised, and by these presents does lease, rent, let and demise unto Tenant, and Tenant does hereby take and hire, upon and subject to the conditions and limitations hereinafter expressed, all that parcel of land situated in the City of Louisiana, county of Pike and State of Missouri, described in Exhibit A attached hereto and made a part hereof (containing approximately 13.57 acres), together with any and all appurtenant easements relating thereto (hereinafter called the "Land"), together with all improvements located thereon. All improvements, building equipment and fixtures of Landlord (except Tenant's trade fixtures), installed or located thereon, together with all additions, alterations and replacements thereof are hereinafter referred to as the "Improvements", including those items of equipment and all fixtures listed and scheduled on Exhibit B attached hereto and incorporated herein. All structures located upon the being a part of the Land and Improvements which are constructed for human occupancy or for storage of goods, merchandise, equipment, or other personal property are collectively called the "Building". The Land, the Improvements, and the Building are sometimes hereinafter collectively referred to as the "Demised Premises".

                                   ARTICLE I
                                 TERM OF LEASE

        1.1 The initial term of this Lease Agreement shall commence on March 1, 1995 (the "Commencement Date") and shall continue for a term of two
(2) years thereafter ending on the date immediately preceding the two (2) year anniversary date of the Commencement Date. The initial term, together with the renewal terms described in Paragraph 1.2 below, if applicable, are sometimes hereinafter generally referred to as the "Term."

        1.2 Tenant is hereby granted two options to renew (the "renewal terms") this Lease Agreement each for an additional term of three (3) years on the same terms and conditions contained herein except for the rent to be paid hereunder. Each option is granted upon the condition that [i] written notice of the exercise of the option shall be given by Tenant to Landlord not less than one hundred eighty
(180) days prior to the end of the initial term or first option term, as the case may be, of this Lease Agreement, and [ii] at the time of the giving of such notice and at the expiration of the initial term or first option term, as the case may be, there are no defaults in the covenants, agreements, terms and conditions on the part of Tenant to be kept and performed hereunder and all Basic Rent and Additional Rent has been fully paid. If exercised, the first renewal term shall commence on the day following the end of the initial term of this Lease Agreement, and if exercised, the second renewal term shall commence on the day following the end of the first renewal term of this Lease Agreement. Notwithstanding clause [i] noted in this Paragraph 1.2, Landlord and Tenant agree that Tenant's exercise of each option to renew shall be automatic, unless Tenant does not meet the conditions of clause [ii] noted in this paragraph 1.2, or Tenant gives Landlord one hundred eighty (180) days prior written notice that it will not exercise such renewal option.

                                   ARTICLE II
                          AS-IS, WHERE-IS; COMPLIANCE

        2.1 Except as provided in Paragraph 2.2 below, Tenant acknowledges that it has thoroughly inspected and examined the Demised Premises and has executed this lease Agreement and upon occupancy accepts the Demised Premises "as-is, where-is," entirely on the basis of Tenant's own evaluation and knowledge and not based upon any written or oral representations, warranties, understandings, promises or agreements, express or implied, of Landlord or its employees, representatives or agents including any real estate broker as described in Article XXI of this lease Agreement. Upon the execution of this Lease Agreement and upon occupancy of the Demised Premises, Tenant shall be conclusively deemed to have leased the Demised Premises "as-is, where is," and Landlord shall have no obligation to make repairs, replacements, alterations or improvements.

        2.2 Landlord hereby represents to Tenant that (as of the Commencement Date) (i) to the best of Landlord's knowledge, the Demised Premises are in substantial compliance with all applicable building code requirements; (ii) Landlord has not received any notification from any governmental agency, entity or individual, and otherwise has no knowledge, that its signage is in violation of governmental laws, ordinances, rules or regulations; (iii) to the best of Landlord's knowledge (a) there are no "Hazardous Substances" or "Hazardous Materials" on the Demised Premises which are in violation of any environmental statutes, ordinances or regulations, and
(b) there are no conditions existing with respect to the Demised Premises which are in violation of any environmental statutes, ordinances or regulations. Landlord further represents to Tenant that it has no knowledge of any environmental conditions existing at the Demised Premises, other than those conditions contained in an Environmental Phase I Audit performed by ENSOR. Tenant hereby acknowledges and accepts the findings contained in the ENSOR Phase I Audit. Landlord agrees that promptly after Tenant's execution of this Lease Agreement, Landlord shall engage ENSOR at its sole cost and expense to conduct a Phase II Audit of the Demised Premises, and Landlord further agrees that in the event that the ENSOR Phase II Audit indicates that further remediation at the Demised Premises is required, Landlord agrees that it shall perform the required remediation at its sole cost and expense, as well as all remediation indicated by the ENSOR Phase I Audit, again at Landlord's sole cost and expense.


                                  ARTICLE III
                                      RENT

        3.1 In consideration of the leasing of the Demised Premises, Tenant covenants to pay Landlord, without previous demand therefor and without any right of setoff or deduction whatsoever, at the office of Landlord at:

                        Packaging Resources Incorporated
                        One Conway Park
                        100 Field Drive
                        Lake Forest, Illinois 60045
                        Attn: Mr. Jerry J. Corirossi, Vice President

or at such other place as Landlord may from time to time designate in writing, an annual rental for each year of the initial term Two Hundred Seventy-Three Thousand Six Hundred Ninety-Four and 56/100 Dollars ($273,694.56), payable in advance, in equal monthly installments of Twenty-Two Thousand Eight Hundred Seven and 88/100 Dollars ($22,807.88), commencing on the Commencement Date as set forth in Paragraph 1.1 and continuing on the first day of each month thereafter. The rent provided for in this Paragraph 3.1 and in Paragraph 3.4 with respect to the initial term is hereinafter called the "Basic Rent." The parties hereto agree that the Basic Rent is based upon a rental rate equal to $1.50 per square foot of the Buildings located on the Demised Premises, and the parties hereto further acknowledge and agree that the Buildings located on the Demised Premises contain approximately 182,463 square feet.

        Notwithstanding anything contained in this Section 3.1 to the contrary, Landlord and Tenant each hereby agree that if for any reason whatsoever Landlord is unable to complete the environmental remediation work, described under Section 2.2 above, on or before March 1, 1995 and as a result of such failure Tenant is unable to use any Building or part or portion thereof, then this Lease Agreement shall remain in full force and effect, except as Tenant's sole and exclusive remedy for its inability to use such Building or part or portion thereof, Tenant shall be entitled to a reduction in

Tenant's Basic Rent obligation on a per diem basis, equal to the amount obtained as follows: $1.50 per square foot per year multiplied by the affected square footage, multiplied by the number of days such affected square footage is unavailable for Tenant's occupancy and use, divided by 365 days per year. (For example: if approximately 500 square feet of the Demised Premises is unavailable for Tenant's use and occupancy for a period of 30 days, then Tenant shall be entitled to a reduction in its Basic Rent obligation which is equal to $61.64).

        3.2 The Basic Rent shall be absolutely net to Landlord so that this Lease Agreement shall yield, net to Landlord, the Basic Rent specified in Paragraph 3.1 and 3.4, as applicable, in each year of the Term and that all impositions, taxes, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations of every kind and nature whatsoever, relating to the Demised Premises (excepting only Landlord's portion of the proration of real estate taxes and special assessments for those periods contained within the term of this Lease Agreement as referred to in Paragraph 5.1 and certain taxes of Landlord referred to in the last sentence of Paragraph 5.3 of this Lease Agreement) which may arise or become due during the Term or by reason of events occurring during the term of this Lease Agreement shall be paid or discharged by Tenant as additional rent (all such items being sometimes hereinafter collectively referred to as "Additional Rent"), and Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such impositions, taxes, insurance premiums, utility charges, maintenance, repair and replacement expenses, all expenses relating to compliance with laws, and all other costs, fees, charges, expenses, reimbursements and obligations referred to above.

        3.3 All payments of Basic Rent and Additional Rent shall be payable without previous demand therefor and without any right of setoff or deduction whatsoever, and in case of nonpayment of any item of Additional Rent by Tenant when the same is due, Landlord shall have, in addition to all its other rights and remedies, all provisions of this Lease Agreement or by law in the case of nonpayment of Basic Rent. The performance and observance by Tenant of all the terms, covenants, conditions and agreements to be performed or observed by Tenant hereunder shall be performed and observed by Tenant at Tenant's sole cost and expense. Any installment of Basic Rent or Additional Rent or any other charges payable by Tenant under the provisions hereof which shall not be paid when due shall bear interest at an annual rate equal to two percentage points per annum in excess of the published prime rate of interest announced from time to time by The First National Bank of Chicago (the "Prime Rate") (or similar institution if said bank shall cease to exist or to publish such Prime Rate) from the date when the same is due hereunder until the same shall be paid, but in no event in excess of the maximum lawful rate permitted to be charged by Landlord against Tenant. Said rate of interest is sometimes hereinafter referred to as the "Maximum Rate of Interest."

        3.4 Tenant agrees that its Basic Rent obligation payable under this Lease Agreement for each lease year during each of the renewal terms shall increase on an annual basis as follows; Tenant's Basic Rent obligation under this Lease Agreement shall be the amount which is equal to the total (or annual) Basic Rent payable by Tenant for the immediately preceding lease, plus an amount which is equal to the greater of (a) a percentage of the total Basic Rent for the immediately preceding lease year equal to the percentage increase, if any, in the revised Consumer Price Index ("CPI") for all Urban Consumers, U.S. City Average, All Items (1982 84-100), published by the U.S. Bureau of Labor Statistics for the last month of the immediately preceding lease year over the CPI for the first month of the immediately preceding lease year (if the publication of the CPI is discontinued, such other index or indices mutually acceptable to Tenant and Landlord which reflect the then broad range of economic factors represented by the CPI shall be used), or (b) 3% of the Basic Rent payable by Tenant to Landlord for the immediately preceding lease year. Basic Rent payable by Tenant to Landlord for each lease year during each renewal term shall also be payable in equal monthly installments, commencing on the first day of each month during such lease year and otherwise in accordance and in the same manner as indicated under Paragraph 3.1 above.


                                   ARTICLE IV
                            USE OF DEMISED PREMISES

        4.1 The Demised Premises including all buildings or other improvements hereafter erected upon the same shall be used for such activities as may be lawfully carried on in and about the Demised Premises. Tenant shall not use or occupy the same, or permit them to be used or occupied, contrary to any statute, rule, order, ordinance, requirement or regulation applicable thereto, or in any manner which would violate any certificate of occupancy affecting the same, or which would make void or voidable any insurance then in force with respect thereto or which would make it impossible to obtain fire or other insurance thereon required to be furnished hereunder by Tenant, or which would cause structural injury to the improvements or cause the value or usefulness of the Demised Premises, or any portion thereof, substantially to diminish (reasonable wear and tear excepted), or which would constitute a public or private nuisance or waste, and Tenant agrees that it will promptly, upon discovery of any such use, take all necessary steps to compel the discontinuance of such use. Further, Tenant shall not use, store, or dispose of any so-called "hazardous wastes" or

"hazardous substances" as defined by federal, state or local environmental laws (including, so-called "Superfund Laws") on the Demised Premises, except as provided in Paragraph 23.2 of this Lease Agreement.

        4.2 Tenant shall not use, suffer, or permit the Demised Premises, or any portion thereof, to be used by Tenant, any third party or the public, as such, without restriction or in such manner as might reasonably tend to impair Landlord's title to the Demised Premises, or any portion thereof, or in such manner as might reasonably make possible a claim or claims of adverse usage or adverse possession by the public, as such, or third persons, or of implied dedication of the Demised Premises, or any portion thereof. Nothing in this Lease Agreement contained and no action or inaction by Landlord shall be deemed or construed to mean that Landlord has granted to Tenant any right, power or permission to do any act or make any agreement that may create, or give rise to or be the foundation for any such right, title, interest, lien, charge or other encumbrance upon the estate of Landlord in the Demised Premises.



                                   ARTICLE V
                      PAYMENT OF TAXES, ASSESSMENTS, ETC.

        5.1 Tenant shall pay or cause to be paid, as Additional Rent, all real estate taxes, special assessments and all other public or governmental charges of any nature (all of which are sometimes referred to herein as the "Impositions"), now or hereafter imposed, assessed, levied or becoming a charge or lien upon the Demised Premises or now or hereafter arising in respect of the occupancy, use or possession of, or any activity conducted on the Demised Premises, at any and all times during the Term of this Lease Agreement. Tenant shall pay all real estate taxes, whether heretofore or hereafter levied or assessed upon the Demised Premises, or any portion thereof, which are due and payable during the term of this Lease Agreement and relating to any period contained within the Term of this Lease Agreement.

        5.2 Tenant shall have the right at its own expense to contest the amount or validity, in whole or in part, of any Imposition by appropriate proceedings diligently conducted in good faith, but only after payment of such Imposition, or if available by local law, after posting such collateral as may be authorized in lieu of payment, or by such other procedure to which Landlord may consent.

        5.3 If, at any time during the Term of this Lease Agreement, under the laws of the State of Missouri or any political subdivision thereof, a tax or excise on rents or upon the renting or leasing provided for herein or contemplated hereby, or other tax, however described, is levied or assessed by the State of

Missouri or any political subdivision thereof against Landlord on account of, or measured by the amount of the rents expressly reserved hereunder, and provided such tax is in lieu of or as a substitute for, in whole or in part, real estate taxes or other ad valorem taxes, Tenant shall pay and discharge such tax or excise on rents or other tax, but only to the extent of the amount thereof which is lawfully assessed or imposed upon Landlord and which was so assessed or imposed as a direct result of Landlord's ownership of the land or of this Lease Agreement or of the rentals or amount or rentals accruing under this Lease Agreement. Nothing contained in this Lease Agreement shall require Tenant to pay any Municipal, State or Federal net income or excess profits taxes assessed against Landlord, or any Municipal, State or Federal net income or excess profits taxes assessed against Landlord, or any Municipal, State or Federal capital levy, estate, succession, inheritance or transfer taxes of Landlord, or corporation franchise taxes imposed upon any corporate owner of the fee of the Demised Premises.

        5.4 All payments to be made by Tenant pursuant to the provisions hereof shall be made before the same become delinquent, and upon demand Tenant shall furnish Landlord, within fifteen (15) days after the date when the same are payable as herein provided, official receipts or other evidence satisfactory to Landlord that such payments have been made.

        5.5 At Landlord's written demand or at the request of any mortgagee of the Demised Premises, Tenant shall pay to Landlord or such mortgagee, as the case may be, the known or estimated yearly real estate taxes and assessments payable with respect to the Demised Premises in monthly payments equal to one-twelfth (1/12) of the known or estimated yearly real estate taxes and assessments next payable with respect to the Demised Premises.


                                   ARTICLE VI
                                   INSURANCE

        6.1 Throughout the Term of this Lease Agreement, Tenant shall at its sole cost and expense maintain: (i) fire and extended coverage insurance with respect to the Demised Premises, including the Building and the Improvements, which coverage shall include vandalism coverage, and which at all times shall be in an amount equal to one hundred percent (100%) of the then full replacement cost of the Building and Improvements; and (ii) comprehensive general liability and property damage insurance against claims for personal injury or death, and for personal property damage occurring in, upon or about the Demised Premises, or attributed to any act or alleged defective or improper condition of the Demised Premises, with limits of not less than [Two Million Dollars ($2,000,000.00)] single limit coverage on an occurrence basis.

        6.2 All insurance maintained by Tenant pursuant to this Article shall
(i) name Landlord and Tenant, as their respective interests may appear; (ii) be in such form and contain such coverage as Landlord may reasonably request;
(iii) provide that no cancellation thereof shall be effective until at least thirty (30) days after receipt by Landlord of written notice thereof, such notice to be given in the manner provided in this Lease Agreement; (iv) be obtained and maintained from and with a reputable and financially sound insurance company authorized to issue insurance in the state in which the Demised Premises are located; and (v) shall specifically insure (by contractual liability endorsement) Tenant's obligations under Paragraph 20.3 of this Lease Agreement.

        6.3 Tenant shall deliver to Landlord the original or a duplicate original of each such policy or policies or renewals thereof, with evidence of the payment of the premiums thereon, and shall procure renewals thereof from time to time at least twenty (20) days before the expiration of any similar policy then existing, and in default of such delivery Landlord may procure any such insurance for such periods as Landlord shall elect, and Tenant shall, on demand, reimburse Landlord for all expenditures made by Landlord for such insurance as and for Additional Rent as set forth in Paragraph 3.3 hereof. Tenant shall neither do nor suffer anything to be done whereby any of the insurance required by the provisions of this Article shall or may be invalidated in whole or part.

        6.4 Tenant shall maintain insurance coverage (including loss of use and business interruption coverage) upon Tenant's business and upon all personal property of Tenant or the personal property of others kept, stored or maintained on the Demised Premises against loss or damage by fire, windstorm or other casualties or causes for such amount as Tenant may desire, and Tenant agrees that such policies shall contain a waiver of subrogation clause as to Landlord. Tenant hereby waives, releases, discharges and agrees to indemnify and defend Landlord, its agents and employees from and against all claims whatsoever arising out of loss, claim, expense or damage to or destruction of any such personal property or to Tenant's business notwithstanding that such loss, claim, expense or damage may have been caused by Landlord, its agents or employees, and Tenant agrees to look to the insurance coverage only in the event of such loss.

                                  ARTICLE VII

                                   UTILITIES

        7.1 During the Term of this Lease Agreement, Tenant will pay, when due, all charges of every nature, kind or description for utilities furnished to the Demised Premises or chargeable against the Demised Premises, including without limitation all charges for water, sewage, heat, gas, light, garbage, electricity, telephone, steam, power, or other public or private utility services.

        7.2 In the event that any charge or fee is required by the state in which the Demised Premises is located, or by any agency, subdivision, or instrumentality thereof, or by any utility company furnishing services or utilities to the Demised Premises, as a condition precedent to furnishing or continuing to furnish utilities or services to the Demised Premises, such charge or fee shall be deemed to be a utility charge payable by Tenant; provided, however, Landlord agrees that Tenant shall be responsible for the payment of assessments relating to capital improvements to utilities which are amortized and payable during the Term hereof. The provisions of this Paragraph
7.2 shall include, but not be limited to, any charges or fees for present or future water or sewer capacity to serve the Demised Premises, any charges for the underground installation of gas or other utilities or services, and other charges relating to the extension of or change in the facilities necessary to provide the Demised Premises with adequate utility services. In the event that Landlord has paid any such charge or fee after the date hereof, Tenant shall reimburse Landlord for such utility charge.


                                  ARTICLE VIII

                                    REPAIRS

        8.1 Tenant, at its sole cost and expense, throughout the Term of this Lease Agreement, shall take good care of the Demised Premises (including any improvements hereafter erected or installed on the Land), and shall keep the same in good order and condition, and shall make and perform all routine maintenance thereof and all necessary repairs thereto, interior and exterior, structural and nonstructural, ordinary and extraordinary, foreseen and unforeseen, of every nature, kind and description. When used in this Article VIII, "repairs" shall include all necessary replacements, renewals, alterations, additions and betterments, subject to the notice provisions to Landlord contained within Article XIX. All repairs made by Tenant shall be at least equal in quality to the original work and shall be made by Tenant in accordance with all laws, ordinances and regulations whether heretofore or hereafter enacted. The necessity for or adequacy of maintenance and repairs shall be measured by the standards which are appropriate for improvements of similar construction and class, provided that Tenant shall in any event make all repairs necessary to avoid any structural damage or other damage or injury to the Improvements.

        8.2 Tenant, at its sole cost and expense, shall take good care of, repair and maintain any and all driveways, pathways, roadways, sidewalks, curbs, spur tracks, parking areas, loading areas, landscaped areas, entrances and passageways on or appurtenant to the Demised Premises, in good order and repair and shall promptly remove all accumulated snow, ice and debris from any and all driveways, pathways, roadways, sidewalks, curbs, parking areas, loading areas, entrances and passageways, and keep all portions of the Demised Premises, including areas appurtenant thereto, in a clean and orderly condition free of snow, ice, dirt, rubbish, debris and unlawful obstructions.

        8.3 Except as may be otherwise specifically set forth in this Lease Agreement, Landlord shall not be required to furnish any services or facilities or to make any repairs or alterations in, about or to the Demised Premises or any improvements hereafter erected thereon. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Demised Premises and all improvements hereafter erected thereon, and Tenant hereby waives any rights created by any law now or hereafter in force to make repairs to the Demised Premises or improvements hereafter erected thereon at Landlord's expense.

        8.4 Tenant shall not cause or suffer any waste or damage, disfigurement or injury to the Demised Premises, or any improvements hereafter erected thereon, or to the fixtures or equipment therein, or permit or suffer any overloading of the floors or other use of the Improvements that would place an undue stress on the same or any portion thereof beyond that for which the same was designed.


                                   ARTICLE IX
                       COMPLIANCE WITH LAWS AND ORDINANCES

        9.1 Tenant shall, throughout the term of this Lease Agreement, and at Tenant's sole cost and expense, promptly comply or cause compliance with or remove or cure any violation of any and all present and future laws, ordinances, orders, rules, regulations and requirements of all Federal, State, Municipal and other governmental bodies having jurisdiction over the Demised Premises and the appropriate departments, commissions, boards and officers thereof, and the orders, rules and regulations of the Board of Fire Underwriters where the Demised Premises are situated, or any other body now or hereafter constituted exercising lawful or valid authority over the Demised Premises, or any portion thereof, or the sidewalks, curbs, roadways, alleys, entrances or railroad track facilities adjacent or appurtenant thereto, or exercising authority with respect to the use or manner of use of the Demised Premises, or such adjacent or appurtenant facilities, and whether the compliance, curing or removal of any such violation and the costs and expenses necessitated thereby shall have been foreseen or unforeseen, ordinary or extraordinary, and whether or not the same shall be presently within the contemplation of Landlord and Tenant or shall involve any change of government policy, or require structural or extraordinary repairs, alterations or additions by Tenant and irrespective of the costs thereof.

        9.2 Tenant, at its sole cost and expense, shall comply with all agreements, contracts, easements, restrictions, reservations or covenants, which are of record or which Tenant may otherwise become aware of, it any, affecting the Demised Premises. Tenant shall also comply with, observe and perform all provisions and requirements of all policies of insurance at any time in force with respect to the Demised Premises and required to be obtained and maintained under the terms of Article VI hereof and shall comply with all development permits issued by governmental authorities issued in connection with development of the Demised Premises, if any.

        9.3 Notwithstanding that it may be usual and customary for Landlord to assume responsibility and performance of any or all of the obligations set forth in this Article IX, and notwithstanding any order, rule or regulation directed to Landlord to perform, Tenant hereby assumes such obligations because, by nature of this Lease Agreement, the rents and income derived from this Lease Agreement by Landlord are net rentals not to be diminished by any expense incident to the ownership, occupancy, use, leasing, or possession of the Demised Premises or any portion thereof.

        9.4 Upon the prior written consent of Landlord, which consent shall not be unreasonably withheld or delayed, Tenant, at its sole cost and expense and without cost or expense to Landlord, shall have the right to contest the validity or application of any law or ordinance referred to in this Article IX in the name of Tenant or Landlord, or both, by appropriate legal proceedings diligently conducted but only if by the terms of any such law or ordinance, pending the prosecution of any such proceeding, compliance therewith may legally be delayed without the incurrence of any lien, charge or liability of any kind against the Demised Premises, or any portion thereof, and without subjecting Landlord or Tenant to any liability, civil or criminal, for failure so to comply therewith until the final determination of such proceeding; provided, however, if any lien, charge or civil liability would be incurred by reason of any such delay, Tenant nevertheless, on the prior written consent of Landlord, may contest as aforesaid and delay as aforesaid, provided that such delay would not subject Tenant or Landlord to criminal liability and Tenant
(i) furnishes Landlord security, reasonably satisfactory to Landlord, against any loss or injury by reason of any such contest or delay, (ii) prosecutes the contest with due diligence and in good faith, and (iii) agrees to indemnify, defend and hold harmless Landlord and the Demised Premises from any charge, liability, or expense whatsoever. The security furnished to Landlord by Tenant shall be in the form of a cash deposit or a Certificate of Deposit issued by a national bank or Federal savings and loan association payable to Landlord. Said deposit shall be held, administered and distributed as Landlord may reasonably direct.

        If necessary or proper to permit Tenant so to contest the validity or application of any such law or ordinance, Landlord shall, at Tenant's sole cost and expense, including reasonable attorneys' fees incurred by Landlord, execute and deliver any appropriate papers or other documents; provided, Landlord shall not be required to execute any document or consent to any proceeding which would result in the imposition of any cost, charge, expense or penalty on Landlord or the Demised Premises.

                                   ARTICLE X
                        MECHANIC'S LIENS AND OTHER LIENS

        10.1 Tenant shall not suffer or permit any mechanic's lien or other lien to be filed against the Demised Premises, or any portion thereof, by reason of work, labor, skill, services, equipment or materials supplied or claimed to have been supplied to the Demised Premises at the request of Tenant, or anyone holding the Demised Premises, or any portion thereof, through or under Tenant. If any such mechanic's lien or other lien shall at any time be filed against the Demised Premises, or any portion thereof, Tenant shall cause the same to be discharged of record, or handled in an alternative manner available under local law which meets with Landlord's reasonable approval, within thirty (30) days after the date of filing the same. If Tenant shall fail to discharge such mechanic's lien or liens or other lien or liens within such period, or otherwise dispose of same as herein provided, then, in addition to any other right or remedy of Landlord, Landlord may, but shall not be obligated to, discharge the same by paying to the claimant the amount claimed to be due or by procuring the discharge of such lien as to the Demised Premises by deposit in the court having jurisdiction of such lien, the foreclosure thereof or other proceeding with respect thereto, of a cash sum sufficient to secure the discharge of the same, or by the deposit of a bond or other security with such court sufficient in form, content and amount to procure the discharge of such lien, or in such other manner as is now or may in the future be provided by present or future law for the discharge of such lien as a lien against the Demised Premises. Any amount paid by Landlord, or the value of any deposit so made by Landlord, together with all costs, fees and expenses in connection therewith (including reasonable attorneys' fees of Landlord), together with interest thereon at the Maximum Rate of Interest set forth in Paragraph 3.4 hereof, shall be repaid by Tenant to Landlord on demand by Landlord and if unpaid may be treated as Additional Rent. Tenant shall indemnify and defend Landlord against and save Landlord and the Demised Premises, and any portion thereof, harmless from all losses, costs, damages, expenses, liabilities, suits, penalties, claims, demands and obligations, including, without limitation, reasonable attorneys' fees resulting from the assertion, filing, foreclosure or other legal proceeding with respect to any such mechanic's lien or other lien.

        All materialmen, contractors, artisans, mechanics, laborers and any other person now or hereafter furnishing any labor, services, materials, supplies or equipment to Tenant with respect to the Demised Premises, or any portion thereof, are hereby charged with notice that they must look exclusively to Tenant to obtain payment for the same. Notice is hereby given that Landlord shall not be liable for any labor, services, materials, supplies, skill, machinery, fixtures or equipment furnished or to be furnished to Tenant upon credit, and that no mechanic's lien or other lien for any such labor, services, materials, supplies, machinery, fixtures or equipment shall attach to or affect the estate or interest of Landlord in and to the Demised Premises, or any portion thereof.

        10.2 Tenant shall not create, permit or suffer, and shall promptly discharge and satisfy of record, any other lien, encumbrance, charge, security interest, or other right or interest which shall be or become a lien, encumbrance, charge or security interest upon the Demised Premises, or any portion thereof, or the income therefrom, or on the interest of Landlord or Tenant in the Demised Premises, or any portion thereof, save and except for those liens, encumbrances, charges, security interests, or other rights or interests consented to, in writing, by Landlord, or those mortgages, assigments of rents assignments of leases and other mortgage documentation placed thereon by Landlord in financing or refinancing the Demised Premises.

                                   ARTICLE XI
                               INTENT OF PARTIES

        11.1 Landlord and Tenant do each state and represent that it is their respective intention that this Lease Agreement be interpreted and construed as an absolute net lease and all Basic Rent and Additional Rent shall be paid by Tenant to Landlord without abatement, deduction, diminution deferment, suspension, reduction, setoff, defense or counterclaim with respect to the same; and the obligations of Tenant shall not be affected by reason of damage to or destruction of the Demised Premises from whatever cause (except as provided for in Article XIII hereof); nor shall the obligations of Tenant be affected by reason of any condemnation, eminent domain or like proceedings (except as provided in Article XIV hereof); nor shall the obligations of Tenant be affected by reason of any other cause whether similar or dissimilar to the foregoing or by any laws or customs to the contrary. It is the further express intent of Landlord and Tenant that (i) the obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and that Basic Rent and Additional Rent, and all other charges and sums payable by Tenant hereunder, shall commence at the times provided herein and shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to an express provision in this Lease Agreement;
(ii) all costs or expenses of whatsoever character or kind, general or special, ordinary or extraordinary, foreseen or unforeseen, and of every kind and nature whatsoever that may be necessary or required in and about the Demised Premises, or any portion thereof, and Tenant's possession or authorized use thereof during the term of this Lease Agreement, shall be paid by Tenant and all provisions of this Lease Agreement are to be interpreted and construed in light of the intention expressed in this Paragraph 11.1; (iii) the Basic Rent specified in Article III shall be absolutely net to Landlord so that this Lease Agreement shall yield net to Landlord the Basic Rent specified in Article III in each year during the term of this Lease Agreement; (iv) all Impositions, insurance premiums, utility expense, repair and maintenance expense, and all other costs, fees, interest, charges, expenses, reimbursements and obligations of every kind and nature whatsoever relating to the Demised Premises, or any portion thereof, which may arise or become due during the term of this Lease Agreement, or any extension or renewal thereof, shall be paid or discharged by Tenant as Additional Rent; and (v) Tenant hereby agrees to indemnify, defend and save Landlord harmless from and against such costs, fees, charges, expenses, reimbursements and obligations, and any interest thereon.

        11.2 If Tenant shall at any time fail to pay any Imposition pursuant to the provisions of Article V, or to take out, pay for, maintain and deliver any of the insurance policies or certificates of insurance provided for in Article VI, or shall fail to make any other payment or perform any other act on its part to be made or performed, then Landlord, after ten (10) days prior written notice to Tenant (or without notice in case of emergency), and without waiving or releasing Tenant from any obligation of Tenant contained in this Lease Agreement, may, but shall be under no obligation to do so, (i) pay any Imposition payable by Tenant pursuant to the provisions of Article V; (ii) take out, pay for and maintain any of the insurance policies provided for in Article VI; or (iii) make any other payment or perform any other act on Tenant's part to be paid or performed as provided in this Lease Agreement, and Landlord may enter upon the Demised Premises for any such purpose and take all such action therein or thereon as may be necessary therefor. Nothing herein contained shall be deemed a waiver or release of Tenant from any obligation of Tenant in this Lease Agreement.

        11.3 All sums so paid by Landlord and all costs and expenses, including reasonable attorneys' fees, incurred by Landlord in connection with the performance of any such act, together with interest thereon at the Maximum Rate of Interest provided for in Paragraph 3.3 hereof, from the respective dates of Landlord's making of each payment of such cost and expense, including reasonable attorneys' fees, shall be paid by Tenant to Landlord on demand. Landlord shall not be limited in the proof of any damages which Landlord may claim against Tenant, arising out of or by reason of Tenant's failure to provide and keep in force insurance as aforesaid, to the amount of the insurance premium or premiums not paid or not incurred by Tenant and which would have been payable upon such insurance, but Landlord shall also be entitled to recover as damages for such breach the uninsured amount of any loss (to the extent of any deficiency between the dollar limits of insurance required by the provisions of this Lease Agreement and the dollar limits of the insurance actually carried by Tenant), damages, costs and expenses of suit, including reasonable attorneys' fees, suffered or incurred by reason of damage to or destruction of the Demised Premises, or any portion thereof or other damage or loss which Tenant is required to insure against hereunder, occurring during any period when Tenant shall have failed or neglected to provide insurance as aforesaid. If Tenant shall fail to perform any act required of it, Landlord may perform the same, but shall not be required to do so, in such manner and to such extent as Landlord may deem reasonably necessary, and in exercising any such right to employ counsel and to pay necessary and incidental costs and expenses, including reasonable attorneys' fees. All sums so paid by Landlord and all necessary and incidental costs and expenses in connection with the performance of any such act by landlord, together with interest thereon at the Maximum Rate of Interest provided for in Paragraph 3.4 hereof from the date of making such expenditure by Landlord, shall be deemed Additional Rent hereunder and, except as is otherwise expressly provided herein, shall be payable to Landlord on demand or, at the option of Landlord, may be added to any monthly rental then due or thereafter becoming due under this Lease Agreement, and Tenant covenants to pay any such sum or sums, with interest as aforesaid, and Landlord shall have, in addition to any other right or remedy of Landlord, the same rights and remedies in the event of nonpayment thereof by Tenant as in the case of default by Tenant in the payment of monthly Basic Rent.

                                  ARTICLE XII
                               DEFAULTS OF TENANT

        12.1 If any one or more of the following events (in this Article sometimes called "Events of Default") shall happen:

                (a) If default shall be made in the due and punctual payment of any Basic Rent or Additional Rent payable under this Lease Agreement or in the payment of any obligations to be paid by Tenant, when and as the same shall become due and payable, and such default shall continue for a period of five (5) business days after written notice thereof given by Landlord to Tenant;

          (b) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease Agreement, other than those referred to in Subparagraphs (a) and (c) of this Paragraph 12.1, which does not expose Landlord to criminal liability (it being intended that no cure period shall be provided with respect to any default which might expose Landlord to criminal liability), and such default shall continue for a period of ten (10) days after written notice thereof given by Landlord to Tenant or in the case of such a default or contingency which cannot with due diligence and in good faith be cured within ten (10) days, and Tenant fails to proceed promptly and with due diligence and in good faith, to cure the same and thereafter to prosecute the curing of such default with due diligence and in good faith, it being intended that in connection with a default which does not expose Landlord to criminal liability, not susceptible of being cured with due diligence and in good faith within ten (10) days, that the time allowed Tenant within which to cure the same shall be extended for such period as may be necessary for the curing thereof promptly with due diligence and in good faith, but in no event shall such additional cure period exceed twenty (20) days from and after the expiration of the original ten (10) day cure period;

          (c) If default shall be made by Tenant, by operation of law or otherwise, under the provisions of Article XV hereof relating to assignment, sublease, mortgage or other transfer of Tenant's interest in this Lease Agreement or in the Demised Premises or in the income arising therefrom; and

          (d) If default shall be made by Tenant in keeping, observing or performing any of the terms contained in this Lease Agreement, other than those referred to in Subparagraphs (a), (b) and (c) of this Paragraph 12.1, and which exposes Landlord to criminal liability, and such default shall continue after written notice thereof given by Landlord to Tenant, and Tenant fails to proceed timely and promptly with all due diligence and in good faith to cure the same and thereafter to prosecute the curing of such default with all due diligence, it being intended that in connection with a default which exposes Landlord to criminal liability that Tenant shall proceed immediately to cure or correct such condition with continuity and with all due diligence and in good faith;

then, and in any such event, Landlord, at any time thereafter during the continuance of any such Event of Default, may give written notice to Tenant specifying such Event of Default or Events of Default and stating that this Lease Agreement and the terms hereby demised shall expire and terminate on the date specified in such notice, and upon the date specified in such notice this Lease Agreement and the terms hereby demised, and all rights of Tenant under this Lease Agreement, including all options to purchase contained therein, whether exercised or not, may, at Landlord's option terminate, or in the alternative or in addition to the foregoing remedy, Landlord may assert and have the benefit of any other remedy allowed herein, at law, or in equity, including the right to regain possession of the Demised Premises.

     12.2 Upon any expiration or termination of this Lease Agreement, Tenant shall quit and peaceably surrender the Demised Premises, and all portions thereof, to Landlord, and Landlord, upon or at any time after any such expiration or termination, may, without further notice, enter upon and reenter the Demised Premises, and all portions thereof, and possess and repossess itself thereof, by force, summary proceeding, ejectment or otherwise, and may dispossess Tenant and remove Tenant and all other persons and property from the Demised Premises, and all portions thereof, and may have, hold and enjoy the Demised Premises and the right to receive all rental and other income of and from the same.

     12.3 At any time, or from time to time after any such expiration or termination, Landlord may relet the Demised Premises, or any portion thereof, in the name of Landlord or otherwise, for such term or terms (which may be greater or less than the period which would otherwise have constituted the balance of the term of this Lease Agreement) and on such conditions (which may include concessions or free rent) as Landlord, in its sole discretion, may determine and may collect and receive the rents therefor. Landlord shall in no way be responsible or liable for any failure to relet the Demised Premises, or any part thereof, or for any failure to collect any rent due upon any such reletting. Nothing herein contained shall be deemed to excuse Landlord from mitigating its damages as may be required by law.

     12.4 No such expiration or termination of this Lease Agreement or retaking of possession shall relieve Tenant of its liabilities and obligations under this Lease Agreement (as if this Lease Agreement had not been so terminated), and such liabilities and obligations shall survive any such expiration or termination. In the event of any such termination, whether or not the Demised Premises, or any portion thereof, shall have been relet, Tenant shall pay to Landlord a sum equal to the Basic Rent, and the

Additional Rent and any other charges required to be paid by Tenant, up to the time of such expiration or termination of this Lease Agreement or retaking of possession by Landlord, and thereafter Tenant, until the end of what would have been the term of this Lease Agreement in the absence of such expiration or termination, shall be liable to Landlord for, and shall pay to Landlord, as and for agreed current damages for Tenant's default:

           (a) The equivalent of the amount of the Basic Rent and Additional Rent which would be payable under this Lease Agreement by Tenant if this Lease Agreement were still in effect, less

           (b) The net proceeds of any reletting effected pursuant to the provisions of Paragraph 12.3 hereof after deducting all of Landlord's expenses in connection with such reletting, including, without limitation, all repossession costs, brokerage commissions, legal expenses, reasonable attorneys' fees, alterations costs, and expenses of preparation of the Demised Premises, or any portion thereof, for such reletting.

Tenant shall pay such current damages in the amount determined in accordance with the terms of this Paragraph 12.4, as set forth in a written statement thereof from Landlord to Tenant (hereinafter called the "Deficiency"), to Landlord in monthly installments on the days on which the Basic Rent would have been payable under this Lease Agreement is this Lease Agreement were still in effect, and Landlord shall be entitled to recover from Tenant each monthly installment of the Deficiency as the same shall arise.

        12.5 At any time after any such termination or retaking of possession, whether or not Landlord shall have collected any monthly Deficiencies as set forth in Paragraph 12.4, Landlord shall be entitled to recover from Tenant, and Tenant shall pay to Landlord, on demand, as and for damages for Tenant's default, an amount equal to the excess, if any, of the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges to be paid by Tenant hereunder for the unexpired portion of the term of this Lease Agreement (assuming this Lease Agreement had not been so terminated), and the then present worth of the then aggregate fair and reasonable fair market rent of the Demised Premises for the same period. In the computation of present worth, a discount at the rate of six percent (6%) per annum shall be employed. If the Demised Premises, or any portion thereof, be relet by Landlord for the unexpired term of this Lease Agreement, or any part thereof, before presentation of proof of such damages to any court, commission or tribunal, the amount of rent reserved upon such reletting shall, prima facie, be the fair and reasonable fair market rent for the part or the whole of the Demised Premises so relet during the term of the reletting. Nothing herein contained or contained in Paragraph 12.4 shall limit or prejudice the right of Landlord to prove for and obtain, as damages by reason of such expiration or termination, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

        12.6 No failure by Landlord to insist upon the performance of any of the terms of this Lease Agreement or to exercise any right or remedy consequent upon a breach thereof, and no acceptance by Landlord of full or partial rent from Tenant or any third party during the continuance of any such breach, shall constitute a waiver of any such breach or of any of the terms of this lease Agreement. None of the terms of this Lease Agreement to be kept, observed or performed by Landlord or by Tenant, and no breach thereof, shall be waived, altered or modified except by a written instrument executed by Landlord and/or by Tenant, as the case may be. No waiver of any breach shall affect or alter this Lease Agreement, but each of the terms of this Lease Agreement shall continue in full force and effect with respect to any other then existing or subsequent breach of this Lease Agreement. No waiver of any default of Tenant herein shall be implied from any omission by Landlord to take any action on account of such default, if such default persists or is repeated and no express waiver shall affect any default other than the default specified in the express waiver and that only for the time and to the extent therein stated. One or more waivers by Landlord shall not be construed as a waiver of a subsequent breach of the same covenant, term or condition.

        12.7 In the event of any breach or threatened breach by Tenant of any of the terms contained in this lease Agreement, Landlord shall be entitled to enjoin such breach or threatened breach and shall have the right to invoke any right or remedy allowed at law or in equity or by statute or otherwise as though entry, reentry, summary proceedings and other remedies were not provided for in this Lease Agreement. Each remedy or right of Landlord provided for in this Lease Agreement shall be cumulative and shall be in addition to every other right or remedy provided for in this lease Agreement, or now or hereafter existing at law or in equity or by statute or otherwise, and the exercise or the beginning of the exercise by Landlord of any one or more of such rights or remedies shall not preclude the simultaneous or later exercise by Landlord of any or all other rights or remedies.

        12.8 If, during the term of this Lease Agreement, (i) Tenant shall make an assignment for the benefit of creditors, (ii) a voluntary petition be filed by Tenant under any law having for its purpose the adjudication of Tenant a bankrupt, or Tenant be adjudged a bankrupt pursuant to an involuntary petition in bankruptcy, (iii) a receiver be appointed for the property of Tenant, or (iv) any department of the State or Federal government, or any officer thereof duly authorized, shall take possession of the business or property of Tenant, the occurrence of any such contingency shall be deemed a breach of the Lease Agreement and this Lease Agreement shall, IPSO FACTO upon the happening of any of said contingencies, be terminated and the same shall expire as fully and completely as if the day of the happening of such contingency were the date herein specifically fixed for the expiration of the term, and Tenant will then quit and surrender the Demised Premises, but Tenant shall remain liable as hereinafter provided. Notwithstanding other provisions of this Lease Agreement, or any present or future law, Landlord shall be entitled to recover from Tenant or Tenant's estate (in lieu of the equivalent of the amount of all rent and other charges unpaid at the date of such termination) as damages for loss of the bargain and not as a penalty, an aggregate sum which at the time of such termination represents the difference between the then present worth of the aggregate of the Basic Rent and Additional Rent and any other charges payable to Tenant hereunder that would have accrued for the balance of the term of this Lease Agreement (assuming this Lease Agreement had not been so terminated), over the then present worth of the aggregate fair market rent of the Demised Premises for the balance of such period, unless any statute or rule of law covering the proceedings in which such damages are to be proved shall limit the amount of such claim capable of being so proved, in which case Landlord shall be entitled to prove as and for liquidated damages by reason of such breach and termination of this Lease Agreement the maximum amount which may be allowed by or under such statute or rule of law. In the computation of present worth, a discount rate of six percent (6%) per annum shall be employed. Nothing contained herein shall limit or prejudice Landlord's right to prove and obtain as liquidated damages arising out of such breach and termination the maximum amount allowed by any such statute or rule of law which may govern the proceedings in which such damages are to be proved, whether or not such amount be greater, equal to, or less than the amount of the excess of the present value of the rent and other charges required herein over the present value of the fair market rents referred to above. Specified remedies to which Landlord may resort under the terms of this Paragraph 12.8 are cumulative and are not intended to be exclusive of any other remedies or means of redress to which Landlord may be lawfully entitled.

        12.9 Tenant hereby expressly waives, so far as permitted by law, any and all right of redemption or reentry or repossession or to revive the validity and existence of this Lease Agreement in the event that Tenant shall be dispossessed by a judgment or by order of any court having jurisdiction over the Demised Premises or the interpretation of this Lease Agreement or in case of entry, reentry or repossession by Landlord or in case of any expiration or termination of this Lease Agreement.

                                  ARTICLE XIII
                          DESTRUCTION AND RESTORATION

        13.1 In case of any damage or loss to the Demised Premises by reason of fire or other casualty, Tenant shall give immediate notice thereof to Landlord. If the Demised Premises shall at any time be damaged or destroyed by fire or other casualty, Lessee shall promptly cause to be repaired, rebuilt or restored (hereinafter the "Restoration") the same at Tenant's expense, so as to make the Demised Premises at least equal in value to the Demised Premises existing immediately prior to such occurrence and as nearly similar in character as shall be practicable and reasonable. Landlord shall apply and make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord, after deduction of any reasonable costs of collection, including attorneys' fees, for such Restoration as the same progresses.

        13.2 Notwithstanding any provision to the contrary herein contained, the Restoration as set forth in Paragraph 13.1 shall be governed, coordinated and implemented by Landlord, whose discretion therewith shall control, it being intended that Tenants involvement therein shall be limited to those economic matters set forth in Paragraph 13.1. Landlord shall fulfill its Restoration responsibilities in the manner which it deems reasonable.

        13.3 Except as provided for in Paragraph 13.4, no destruction of or damage to the Demised Premises, or any portion thereof, by fire, casualty or otherwise shall permit Tenant to surrender this Lease Agreement or shall relieve Tenant from its liability to pay to Landlord the Basic Rent and Additional Rent, payable under this Lease Agreement or from any of its other obligations under this Lease Agreement, and Tenant waives any rights now or hereafter conferred upon Tenant by present or future law or otherwise to quit or surrender this Lease Agreement or the Demised Premises, or any portion thereof, to Landlord or to any suspension, diminution, abatement or reduction of rent on account of such damage or destruction.

        13.4 If at any time during the Term of this Lease Agreement the Demised Premises shall be so damaged by fire or other casualty that the cost of Restoration shall exceed fifty percent (50%) of the replacement value thereof, exclusive of foundations, immediately prior to such damage, Landlord may, within sixty (60) days after such damage, give notice to Tenant of its election to terminate this Lease Agreement and this Lease Agreement shall cease and come to an end as of the date of the damage as aforesaid, with the same force and effect as if such date were the date hereinbefore fixed for the expiration of the Term, and Basic Rent and Additional Rent shall thereafter be apportioned and paid to the time of such termination. In such event Tenant shall have no obligation to undertake the Restoration and the entire insurance proceeds resultant therefrom shall be and remain the property of Lessor.


                                  ARTICLE XIV
                                  CONDEMNATION


        14.1 If by the exercise of the power of eminent domain the Demised Premises shall be taken, or a portion thereof shall be taken and such taking prevents the full economic use of the Demised Premises for the purposes described herein, the Term of this Lease Agreement and the Term and estate hereby granted shall terminate on the date when the possession of the part so taken shall be required for such use or purpose. Tenant shall have no right to share in any condemnation award except as set forth in Paragraph 14.3 hereof, but Basic Rent, Additional Rent, and other amounts payable hereunder shall be apportioned as of the date of such termination.

        14.2 If by the exercise of the power of eminent domain a portion of the Demised Premises is taken, but such taking does not prevent the full economic use of the Demised Premises for the purposes described herein, the Lease Agreement shall terminate as of the date of taking as to the part which is taken, and shall continue in force as to the remainder of the Demised Premises. Tenant shall have no right to share in the condemnation award for such taking, except as put forth in Paragraph 14.3 hereof, but Basic Rent, Additional Rent, and other amounts payable hereunder shall be apportioned as of the date of such termination.

        14.3 In any taking of the Demised Premises, or any portion thereof, whether or not this Lease Agreement is terminated as in this Article provided, Tenant shall not be entitled to any portion of the award for the taking of the Demised Premises or damage to the Building or the Improvements, or for the estate or interest of Tenant therein, all such award, damages, consequential damages and compensation being hereby assigned to Landlord, and Tenant hereby waives any right it now has or may have under present or future law to receive any separate award of damages for its interest in the Demised Premises, or any portion thereof, or its interest in this Lease Agreement, except that Tenant shall have, nevertheless, the limited right to prove in any such proceeding and to receive any separate award which may be made for damages to or condemnation of Tenant's movable trade fixtures and equipment and for moving expenses so long as such claims by Tenant do not reduce Landlord's award below what it would be absent such claim.

                                   ARTICLE XV
                          ASSIGNMENT, SUBLETTING, ETC.

        15.1 Tenant shall not sublet the Demised Premises, or any portion thereof, nor assign, mortgage, pledge, transfer or otherwise encumber or dispose of this Lease Agreement, or any interest therein, or in any manner assign, mortgage, pledge, transfer or otherwise encumber or dispose of its interest or estate in the Demised Premises, or any portion thereof, without obtaining Landlord's prior written express consent in each and every instance, which consent, however, to an assignment of this Lease Agreement or subletting of the Demised Premises shall not be unreasonably withheld or delayed, provided the following conditions are complied with:

                (a) Any assignment of this Lease Agreement shall transfer to the assignee all of Tenant's right, title and interest in this Lease Agreement and all of Tenant's estate or interest in the Demised Premises.

                (b) At the time of any assignment or subletting, and at the time when Tenant requests Landlord's written consent thereto, this Lease Agreement must be in full force and effect, without any breach or default thereunder on the part of Tenant.

                (c) Any such assignee shall assume, by written recordable instrument in form and content satisfactory to Landlord, the due performance of all of Tenant's obligations under this Lease Agreement, including any accrued obligations at the time of the effective date of the assignment, and such assumption agreement shall state that the same is made by the assignee for the express benefit of Landlord as a third party beneficiary thereof. A copy of the assignment and assumption agreement, both in form and content satisfactory to Landlord, fully executed and acknowledged by assignee, together with related documents and agreements and a certified copy of a properly executed corporate resolution (if the assignee be a corporation) authorizing the execution and delivery of such assumption agreement, shall be sent to Landlord ten (10) days prior to the effective date of such assignment, and in any event within ten (10) days after execution thereof.

                (d) In the case of a subletting, a copy of any sublease fully executed and acknowledged by Tenant and sublessee shall be mailed to Landlord ten (10) days prior to the effective date of such subletting, and in any event within ten (10) days after execution there of.

                (e) Such assignment or subletting shall be subject to all the provisions, terms, convenants and conditions of this Lease Agreement, and Tenant-Assignor and the assignee or assignees shall continue to be and reamin liable under the Lease Agreement, as it may be amended from time to time.

                (f) Each sublease permitted under this Paragraph 15.1 shall contain provisions to the effect that (i) such sublease is only for actual use and occupancy by the sublesee; (ii) such sublease is subject and subordinate to all of the terms, covenants and conditions of this Lease Agreement and to all of the rights of Landlord thereunder; and (iii) in the event this Lease Agreement shall terminate before the expiration of such sublease, the sublessee thereunder will, at Landlord's option, attorn to Landlord and waive any rights the sublessee may have to terminate the sublease or to surrender possession thereunder, as a result of the termination of this Lease Agreement. Further, no subtenant or occupant of the Demised Premises shall have any greater rights in respect to Landlord than such party would have if such party had assumed the obligations of and limitation of rights of Tenant hereunder at the time such party becamse a subtenant or occupant, and Tenant shall cause each subtenant and occupant to so agree.

                (g) Tenant agrees to pay on behalf of Landlord any and all costs of Landlord, including reasonable attorneys' fees, occasioned by such assignment or subletting.

                (h) If any modification to the Lease Agreement is proposed to be made after such assignment or sublease, then, at Landlord's option, all prior assignors and sublessors, and all such obligated parties, shall be required to confirm in writing their approval of such modification, and that their obligations continue as to the Lease Agreement as so modified.

                (i) The use to which the assignee or sublessee may put the Demised Premises shall not involve the use of so-called "hazardous materials," except as provided in Paragraph 23.2 of this lease Agreement, or constitute a use which will materially increase the physical depreciation over the use to which the assignor is using such Demised Premises.

        15.2 Notwithstanding anything contained in this Lease Agreement to the contrary and notwithstanding any consent by Landlord to any sublease of the Demised Premises, or any portion thereof, or to any assignment of this Lease Agreement or of

Tenant's Interest or estate in the Demised Premises, no sublease shall assign its sublease nor further sublease the Demised Premises, or any portion thereof, and no assignee shall further assign its interest in this Lease Agreement or its interest or estate in the Demised Premises, or any portion thereof, nor sublease the Demised Premises, or any portion thereof, without Landlord's prior written consent in each and every instance. No such assignment or subleasing shall relieve Tenant (or any assignor of Tenant's interest) from any of Tenant's obligations in this Lease Agreement contained.

        15.3 Notwithstanding anything contained in this Lease Agreement to the contrary, should Tenant desire to assign this Lease Agreement, or its interest or estate in the Demised Premises, or sublet the Demised Premises, or any portion thereof, it shall give written notice of its intention to do so to Landlord sixty (60) days or more before the effective date of such proposed assignment or subletting and Landlord may, at any time within thirty (30) days after the receipt of such notice from Tenant, cancel this Lease Agreement by giving Tenant written notice of its intention to do so, in which event such cancellation shall become effective upon the date specified by Landlord, but not less than thirty (30) days nor more than ninety (90) days after its receipt by Tenant, with the same force and effect as if said cancellation date were the date originally set forth as the expiration date of the Term of this Lease Agreement. Landlord may enter into a direct lease with the proposed sublessee or assignee or with any other persons as Landlord may desire without obligation or liability to Tenant, its assignees, sublessees or their respective successors, assigns, agents or brokers.

        15.4 Tenant's failure to comply with all of the foregoing provisions and conditions of Article XV shall (whether or not Landlord's consent is required under this Article), at Landlord's option, render any purported assignment or subletting null and void and of no force and effect.

        15.5 Landlord acknowledges that, in connection with Tenant's operations at the Demised Premises, Tenant shall require in-house tool and die services/operations, and that in connection with such required services/operations Tenant desires to sublease a portion of the Demised Premises to a tool and die specialist, exclusively for the purpose of serving Tenant's tool and die needs for Tenant's operations at the Demised Premises. Tenant hereby acknowledges and agrees that any such subletting that Tenant shall require for such purpose, shall require Landlord's prior written consent, and Tenant shall be required by Landlord to comply with each of the above terms and conditions pertaining to subleases proposed for any part or portion of the Demised Premises. Landlord hereby agrees that it shall not act unreasonably in determining whether to withhold or grant its consent for any such sublease.

                                  ARTICLE XVI
                         SUBORDINATION; NONDISTURBANCE;
                       NOTICE TO MORTGAGEE AND ATTORNMENT

        16.1 This Lease Agreement and all rights of Tenant therein, and all interest or estate of Tenant in the Demised Premises, or any portion thereof, shall be subject and subordinate to the lien of any mortgage, deed of trust, security instrument or other document of like nature, hereinafter referred to as "Mortgage," which may be in existence as of the Commencement Date or which may hereafter at any time be placed upon the Demised Premises, or any portion thereof, by Landlord, and to any replacements, renewals, amendments, modifications, extensions or refinancing thereof, and to each and every advance made under any Mortgage. Tenant agrees at any time hereafter, and from time to time on demand of Landlord, to execute and deliver to Landlord any instruments, releases or other documents that may be reasonably required for the purpose of evidencing the subjecting and subordinating of this Lease Agreement to the lien of any such Mortgage. It is agreed, however, that so long as Tenant shall not be in default in the payment of Basic Rent and Additional Rent and the performance and observance of all covenants, conditions, provisions, terms and agreements to be performed and observed by Tenant under this Lease Agreement,
(i) such subordination agreement or other instrument, release or document shall contain and (ii) Tenant on its own request may seek and Landlord will use its best efforts (excluding however any obligation by Landlord to pay fees or charges imposed by any such mortgagee in connection therewith) to obtain from any such Mortgagee (including the mortgagee in place as of the Commencement
Date), a so-called "Nondisturbance Agreement" in reasonable form, providing that if Tenant shall not be in default as provided above, then Tenant's right to quiet enjoyment under this Lease Agreement, its right to continue to occupy the Demised Premises, and all portions thereof, and its right to conduct its business thereon in accordance with the covenants, conditions, provisions, terms and agreements herein contained shall not be interfered with, hindered or molested, and further that Tenant's interest in and to the Lease Agreement shall remain in full force and effect, including the option to purchase under Paragraph 18.1 hereof. The lien of any such Mortgage shall not cover Tenant's trade fixtures or other personal property of Tenant located in or on the Demised Premises.

        16.2 In the event of any act or omission of Landlord constituting a default by Landlord, Tenant shall not exercise any remedy until Tenant has given Landlord and any mortgagee of the Demised Premises a prior thirty (30) day written notice of such act or omission and until a reasonable period of time to allow Landlord or the mortgagee to remedy such act or omission shall have elapsed following the giving of such notice; provided, however, if such act or omission cannot, with due diligence and in good faith, be remedied within such thirty (30) day period, the Landlord and mortgagee shall be allowed such further period of time as may be reasonably necessary provided that it commence remedying the same with due diligence and in good faith within said thirty (30) day period, but in no event shall such additional cure period exceed forty-five (45) days from and after the expiration of the original thirty (30) day cure period. Nothing herein contained shall be construed or interpreted as requiring any mortgagee to remedy such act or omission.

        16.3 Subject to the provisions for nondisturbance language as provided in Paragraph 16.1 hereof, if any mortgagee shall succeed to the rights of Landlord under this Lease Agreement or to ownership of the Demised Premises, whether through possession or foreclosure or the delivery of a deed to the Demised Premises, then, upon written request of such mortgagee so succeeding to Landlord's rights hereunder, Tenant shall attorn to and recognize such mortgagee as Tenant's landlord under this Lease Agreement, and shall promptly execute and deliver any instrument that such mortgagee may reasonably request to evidence such attornment (whether before or after making of the mortgage). In the event of any other transfer of Landlord's interest under this Lease Agreement, upon the written request of the transferee and Landlord, Tenant shall attorn to and recognize such transferee as Tenant's landlord under this Lease Agreement and shall promptly execute and deliver any instrument that such transferee and Landlord may reasonably request to evidence such attornment.

                                  ARTICLE XVII
                                     SIGNS

        17.1 Tenant, at Tenant's sole cost and expense, may erect signs on the exterior or interior of the Building or on the landscaped area adjacent thereto, provided that such sign or signs (i) do not cause any structural damage or other damage to the Building; (ii) do not violate applicable governmental laws, ordinances, rules or regulations; (iii) do not violate any existing restrictions affecting the Demised Premises; (iv) are compatible with the architecture of the Building and the landscaped area adjacent thereto; and
(v) have received the written approval of Landlord (which approval shall not be unreasonably withheld or delayed).

                                 ARTICLE XVIII
                             INTENTIONALLY DELETED

                                  ARTICLE XIX
                            CHANGES AND ALTERATIONS

        19.1 During the Term of this Lease Agreement, Tenant shall not make changes and alterations, structural or otherwise, to the Building, Improvements and fixtures, now or hereafter erected on the Demised Premises, without obtaining Landlord's prior written consent thereto in each and every instance, which consent shall not be unreasonably withheld or delayed. Notwithstanding any provision hereof appearing to the contrary, Landlord shall not be required to grant its consent for any change or alteration which, in Landlord's reasonable determination, diminishes the value of the Building, Improvements or fixtures. Landlord hereby agrees that Tenant shall be permitted to raise the roof in a certain area of the Building, affecting a portion of the Building's roof, containing approximately 7,500 square feet; provided Tenant complies with
Section 19.2 hereinbelow, and with all other provisions contained in this Lease.

        19.2 To the extent that Landlord consents to any alteration to the Demised Premises proposed by Tenant, Tenant agrees that all changes, additions and work to implement any such alteration shall be done completely at Tenant's sole cost and expense, and any such alteration shall:

                (a) comply with Article IX hereof and with the requirements of all governmental or quasi-governmental authorities having jurisdiction over building matters and zoning requirements, and with the requirements of Landlord's insurance carriers;

                (b) be made only with the prior written consent of Landlord;

                (c) equal or exceed the quality of materials used for the Building; and

                (d) be carried out only by persons selected by Tenant and approved in writing by Landlord, who shall, if required by Landlord, deliver to Landlord before commencement of the work performance and payment bonds as well as proof of worker's compensation and public liability and property damage insurance coverage, with Landlord named as an additional insured, in amounts, with companies, and in form reasonably satisfactory to Landlord, which shall remain in effect during the entire period in which the work will be carried out.

Tenant shall indemnify Landlord against any increase in property taxes on or fire or casualty insurance premiums for the Building attributable to such change, addition or improvement, any such increase to be borne by Tenant.

                                   ARTICLE XX
                            MISCELLANEOUS PROVISIONS

        20.1 Tenant agrees to permit Landlord and authorized representatives of Landlord to enter upon the Demised Premises at all reasonable times during ordinary business hours for the purpose of inspecting the same and making any necessary repairs to comply with any laws, ordinances, rules, regulations or requirements of any public body, or the Board of Fire Underwriters, or any similar body. Nothing herein contained shall imply any duty upon the part of Landlord to do any such work which, under any provision of this Lease Agreement, Tenant may be required to perform and the performance thereof by Landlord shall not constitute a waiver of Tenant's default in failing to perform the same. Landlord may, during the progress of any work, keep and store upon the Demised Premises all necessary materials, tools and equipment. Landlord shall not in any event be liable for inconvenience, annoyance, disturbance, loss of business or other damage to Tenant by reason of making repairs or the performance of any work in or about the Demised Premises, or on account of bringing material, supplies and equipment into, upon or through the Demised Premises during the course thereof, and the obligations of Tenant under this Lease Agreement shall not be thereby affected in any manner whatsoever.

        20.2 Landlord is hereby given the right during normal business hours at any time during the term of this Lease Agreement to enter upon the Demised Premises and to exhibit the same for the purpose of mortgaging or selling the same. During the final one (1) year of the term Landlord shall be entitled to display on the Demised Premises, in such manner as to not unreasonably interfere with Tenant's business, signs indicating that the Demised Premises are for rent or sale and suitably identifying Landlord or its agent. Tenant agrees that such signs may remain unmolested upon the Demised Premises and that Landlord may exhibit said premises to prospective tenants during said period.

        20.3 To the fullest extent allowed by law, and except and to the extent that the following may be occasioned by Landlord's negligence as a landlord under the terms and provisions of this Lease Agreement, Tenant shall at all times indemnify, defend and hold Landlord harmless against and from any and all claims by or on behalf of any person or persons, firm or firms, corporation or corporations, arising from the conduct or management, or from any work or things whatsoever done in or about the Demised Premises, and will further indemnify, defend and hold Landlord harmless against and from any and all claims arising during the term of this Lease Agreement, from any condition of the Improvements or any street, curb or sidewalk adjoining the Demised Premises, or of any passageways or space therein or appurtenant thereto, or arising from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed, pursuant to the terms of this Lease Agreement, or arising from any act or negligence of Tenant, its agents, servants, employees or licensees, or arising from any accident, injury or damage whatsoever caused to any person, firm or corporation occurring during the term of this Lease Agreement, in or about the Demised Premises or upon the sidewalk and the land adjacent thereto, and from and against all costs, attorneys' fees, expenses and liabilities incurred in or about any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant, upon notice from Landlord, covenants to defend such action or proceeding by counsel reasonably satisfactory to Landlord. Tenant's obligations under this Paragraph 20.3 shall be insured by contractual liability endorsement on Tenant's policies of insurance required under the provisions of Paragraph 6.2 hereof.

        20.4 All notices, demands and requests which may be or are required to be given, demanded or requested by either party to the other shall be in writing. All notices, demands and requests shall be sent by United States registered or certified mail, postage prepaid, addressed as follows:

        If to Landlord:

                Packaging Resources Incorporated
                One Conway Park
                100 Field Drive
                Lake Forest, Illinois 60045
                Attn: Mr. Jerry J. Corirossi, Vice President

        If to Tenant:

                Tamor Plastics Corp.
                106 Carter Street
                Leominster, Massachusetts 01453
                Attn: Leonard J. Tocci, President

        With a copy to:

                Bodanza & Bodanza
                36 School Street
                Leominster, MA 01453
                Attn: Mark Bodanza, Esq.

or at such other place as Landlord or Tenant may from time to time designate by written notice. Notices, demands and requests which shall be served upon Landlord by Tenant, or upon Tenant by Landlord, in the manner aforesaid, shall be deemed to be sufficient served or given for all purposes hereunder at the time such notice, demand or request shall be mailed.

        20.5 [Intentionally Omitted.]

        20.6 Landlord covenants and agrees that Tenant, upon paying the Basic Rent and Additional Rent, and upon observing and keeping the covenants, agreements and conditions of this Lease Agreement on its part to be kept, observed and performed, shall lawfully and quietly hold, occupy and enjoy the Demised Premises (subject to the provisions of this Lease Agreement) during the term of this Lease Agreement without hindrance or molestation by Landlord or by any person or persons claiming under Landlord.

        20.7 The term "Landlord," as used in this Lease Agreement so far as covenants or obligations on the part of Landlord are concerned, shall be limited to mean and include only the owner or owners at the time in question of the fee of the Demised Premises, and in the event of any transfer or transfers of conveyance the then grantor shall be automatically freed and relieved from and after the date of such transfer or conveyance of all liability as respects the performance of any covenants or obligations on the part of Landlord contained in this Lease Agreement thereafter to be performed, provided that any funds in the hands of such landlord or the then grantor at the time of such transfer, in which Tenant has an interest, shall be turned over to the grantee, and any amount then due and payable to Tenant by Landlord or the then grantor under any provision of this Lease Agreement shall be paid to Tenant, it being intended hereby that the covenants and obligations contained in this Lease Agreement on the part of Landlord shall, subject to the aforesaid, be binding on Landlord, its successors and assigns, only during and in respect of their respective successive periods of ownership.

        20.8 In the event that Tenant is a corporation, Tenant shall, without charge to Landlord, at any time and from time to time within fifteen (15) days after written request by Landlord, deliver to Landlord, in connection with any proposed sale or mortgage of the Demised Premises, the following instruments and documents:

                    (a) A certified copy of the resolution of the
            board of directors of Tenant authorizing the execution and delivery of the Lease Agreement.

                    (b) Certificate of Good Standing in the state
            of incorporation of tenant and in the state in which the Demised Premises are located issued by the appropriate state authority and bearing a current date.

                    (c) Such other certifications or statements as
            Landlord may reasonably require.

        20.9 If any covenant, condition, provision, term or agreement of this Lease Agreement shall, to any extent, be held invalid or unenforceable, the remaining covenants, conditions, provisions, terms and agreements of this Lease Agreement shall not be affected thereby, but each covenant, condition, provision, term or agreement of this Lease Agreement shall be valid and in force to the fullest extent permitted by law. This Lease Agreement shall be construed and be enforceable in accordance with the laws of the state in which the Demised Premises are located.

        20.10 The covenants and agreements herein contained shall bind and inure to the benefit of Landlord, its successors and assigns, and Tenant and its permitted successors and assigns.

        20.11 The caption of each article of this Lease Agreement is for convenience of reference only, and in no way defines, limits or describes the scope or intent of such article or of this Lease Agreement.

        20.12 This Lease Agreement does not create the relationship of principal and agent, or of partnership, joint venture, or of any association or relationship between Landlord and Tenant, the sole relationship between Landlord and Tenant being that of landlord and tenant.

        20.13 All preliminary and contemporaneous negotiations are merged into and incorporated in this Lease Agreement. This Lease Agreement contains the entire agreement between the parties and shall not be modified or amended in any manner except by an instrument in writing executed by the parties hereto.

        20.14 There shall be no merger of this Lease Agreement or the leasehold estate created by this Lease Agreement with any other estate or interest in the Demised Premises by reason of the fact that the same person, firm, corporation or other entity may acquire, hold or own directly or indirectly, (i) this Lease Agreement or the leasehold interest created by this Lease Agreement or any interest therein, and (ii) any such other estate or interest in the Demised Premises, or any portion thereof. No such merger shall occur unless and until all persons, firms, corporations or other entities having an interest (including a security interest) in (1) this Lease Agreement or the leasehold estate created thereby, and (2) any such other estate or interest in the Demised Premises, or any portion thereof, shall join in a written instrument expressly effecting such merger and shall duly record the same.

        20.15 Tenant acknowledges that the Demised Premises are the property of Landlord and that Tenant has no right to the property owned or paid for by Landlord or to fixtures attached to the Demised Premises, except to possess same in accordance with and during the term thereof.

        20.16 No surrender to Landlord to this Lease Agreement or of the Demised Premises, or any portion thereof, or any interest therein, prior to the expiration of the Term of this Lease

Agreement shall be valid or effective unless agreed to and accepted in writing by Landlord and consented to in writing by all contract vendees and mortgagees, and no act or omission by Landlord or any representative or agent of Landlord, other than such a written acceptance by Landlord consented to by all contract vendees and the mortgagees, as aforesaid, shall constitute an acceptance of any such surrender.

        20.17 At the expiration of the Term of this Lease Agreement or upon the termination of this Lease Agreement for any reason whatsoever, Tenant shall surrender the Demised Premises, together with the Building, Improvements, fixtures and structures in the same condition as the same were in upon delivery of possession thereto at the Commencement Date of the Term of this Lease Agreement, reasonable wear and tear, approved alterations and improvements (subject to Article XIX) and Tenants moveable trade fixtures and equipment excepted, and shall surrender all keys to the Demised Premises to Landlord at the place then fixed for the payment of Basic Rent and shall inform Landlord of all combinations on locks, safes and vaults, if any. Tenant shall at such time remove all of its property therefrom and all alterations and improvements placed thereon by Tenant if so requested by Landlord. Tenant shall repair any damage to the Demised Premises caused by such removal, and any and all such property not so removed shall, at Landlord's option, become the exclusive property of Landlord or be disposed of by Landlord, at Tenant's cost and expense, without further notice to or demand upon Tenant. If the Demised Premises be not surrendered as above set forth, Tenant shall indemnify, defend and hold Landlord harmless against loss or liability resulting from the delay by Tenant in so surrendering the Demised premises, including, without limitation, any claim made by any succeeding occupant founded on such delay. Tenant's obligation to observe or perform this covenant shall survive the expiration or other termination of this Lease Agreement.

        All property of Tenant not removed on or before the last day of the Term of this Lease Agreement shall be deemed abandoned. Tenant hereby appoints Landlord its agent to remove all property of Tenant from the Demised Premises upon termination of this Lease Agreement and to cause its transportation and storage for Tenant's benefit, all at the sole cost and risk of Tenant and Landlord shall not be liable for damage, theft, misappropriation or loss thereof and Landlord shall not be liable in any manner in or respect thereto. Tenant shall pay all costs and expenses of such removal, transportation and storage. Tenant shall reimburse Landlord upon demand for any expenses incurred by Landlord with respect to removal or storage of abandoned property and with respect to restoring said Demised Premises to good order, condition and repair.

        20.18 All obligations (together with interest or money obligations at the Maximum Rate of Interest) accruing prior to expiration of the Term of this Lease Agreement shall survive the expiration or other termination of this Lease Agreement.


                                  ARTICLE XXI
                                   BROKERAGE

        21.1 Tenant represents and warrants to Landlord that Tenant has not incurred any obligation or liability, contingent or otherwise, for brokerage or finder's fees or agent's commissions or other like payment in connection with this Lease Agreement or the transactions contemplated hereby, and Tenant agrees to indemnify, defend and hold Landlord harmless against and in respect of any such obligation and liability based in any way upon agreements, arrangements or understandings made or claimed to have been made by Tenant with any third person. Landlord hereby agrees to indemnify and defend Tenant against any claim for commission which is due and payable to any broker on the transaction contemplated hereby arising out of any agreements or understandings made or claimed to have been made by Landlord with any third party. In respect to any claim indemnified herein, the indemnifying party shall be given prompt notice of such claims and opportunity to defend with counsel of its selection. Anything herein to the contrary notwithstanding, Landlord shall pay any commission arising out of this transaction negotiated by Landlord with Listing Broker.


                                  ARTICLE XXII
                                SECURITY DEPOSIT

        22.1 Landlord is currently holding the sum of Twenty Two Thousand Eight Hundred Seven and 00/100 Dollars ($22,807.00) as a security deposit ("Security Deposit") for the full and faithful performance by Tenant of each and every term, provision, covenant and condition of this Lease Agreement. In the event that Tenant defaults in respect to any of the terms, provisions, covenants and conditions of this Lease Agreement, including, but not limited to, the payment of Basic Rent, Additional Rent, or other charges or items to be paid or provided for by Tenant, Landlord may use, apply or retain the whole or any part of the Security Deposit for the payment of any such amount in default or for any other sum which Landlord may expend or be required to expend by reason of Tenant's default, including, but not limited to, any damages or deficiency in the reletting of the Leased Premises, whether such damages or deficiency may accrue before or after reentry by Landlord. Tenant shall not be entitled to any interest on the Security Deposit. It is expressly understood and agreed that such deposit is not an advance rental deposit or a measure of Landlord's damages in case of Tenant's default. Upon application of any part of the Security Deposit by Lessor as provided herein, Tenant shall pay to Landlord on demand the amount so applied in order to restore the Security Deposit to its original amount. Any application of the Security

Deposit by Landlord shall not be deemed to have cured Tenant's default by reason of which the application is made.

        22.2 In the event of a bona fide sale of the Building situated on the Demised Premises, Landlord shall have the right to transfer the Security Deposit to its vendee for the benefit of Tenant, and thereafter Landlord shall be released of all liability for the return of such deposit and Tenant agrees to look to said vendee for the return of its Security Deposit. It is agreed that this provision shall apply to every transfer or assignment made of the Security Deposit to any new landlord.

        22.3 This Security Deposit shall not be assigned or encumbered by Tenant. It is expressly understood that the reentry of the Demised Premises by Landlord for any default on the part of Tenant prior to the expiration of the Term of this Lease Agreement shall not be deemed a termination of this Lease Agreement so as to entitle Tenant to recover the Security Deposit, and the Security Deposit shall be retained and remain in the possession of Landlord until the end of the Term of this Lease Agreement.

        22.4 Actions by Landlord against Tenant for breach of this Lease shall in no way be limited or restricted by the amount of this Security Deposit and resort to such deposit shall not waive any other rights or constitute an election of remedies which Landlord may have.

        22.5 If Tenant shall fully and faithfully comply with all the terms, provisions, covenants and conditions of this Lease Agreement, the Security Deposit, or any balance thereof, shall be returned to Tenant, without interest thereon, within thirty (30) days after the time fixed herein as the expiration of the Term hereof and after the removal of Tenant and surrender of possession of the Demised Premises to Landlord.


                                 ARTICLE XXIII
                       ASBESTOS AND HAZARDOUS SUBSTANCES

        23.1 Tenant shall not install or permit to be installed in the Demised Premises, asbestos or any substance containing asbestos. With respect to any such material, Tenant shall promptly remove any such material at Tenant's sole cost and expense. If Tenant shall fail to so remove, Landlord may, after notice to Tenant and the expiration of the earlier of (i) applicable cure period hereunder or (ii) the cure period permitted under the applicable law, rule, regulation or order, either declare this Lease Agreement to be in default or do whatever is necessary to eliminate said substances from the Demised Premises or otherwise comply with the applicable law, rule, regulation or order and the cost thereof shall be due and payable upon demand. Tenant shall give to Landlord and its agents and employees access to the Demised

Premises and hereby authorizes Landlord to remove said asbestos or substances. Tenant shall indemnify Landlord and hold Landlord harmless from and against all loss, cost, damage and expense (including, without limitation, attorney's fees and costs incurred in the investigation, defense and settlement of claims) that Landlord may incur as a result of or in connection with the assertion against Landlord of any claim relating to the presence or removal of any asbestos substance referred to in this Paragraph 23.1, or compliance with any federal, state or local laws, rules, regulations or orders relating thereto, provided such claim relates to the asbestos installed by Tenant. In addition, Tenant acknowledges that in the event asbestos located at the Demised Premises by or through the actions of Tenant or persons claiming under or through Tenant, is caused to be removed from the Demised Premises by Tenant or by Landlord, that the Environmental Protection Agency number assigned to such asbestos so removed shall be solely in the name of the Tenant, and Tenant shall assume all liability for such removed asbestos. Tenant agrees that it shall indemnify and hold Landlord harmless from and against any claim or claims, arising from or relating to all environmental conditions or environmental matters, other than the Pre-Existing Environmental Conditions (defined hereinbelow), arising from or caused by Tenant's use, possession or occupancy of the Demised Premises, and the use, possession or occupancy of the Demised Premises by those persons claiming under or through Tenant. Tenant's obligations hereunder shall survive the expiration or earlier termination of the Lease Agreement as provided herein.

        Further, Landlord agrees that it shall be solely responsible for the remediation of all asbestos and/or asbestos containing materials and environmental conditions (hereinafter the "Pre-existing Environmental Conditions") located at the Demised Premises and those environmental problems, matters or conditions, existing at the Demised Premises on a date which is prior to Tenant's use or occupancy thereof, or those environmental problems, conditions or matters which are noted in the ENSOR Phase I Audit or the ENSOR Phase II Audit to be promptly completed by Landlord (so long as no such environmental problem, condition or matter is attributable to Tenant's use or occupancy of the Demised Premises). Any Environmental Protection Agency number required to be issued in connection with such remediation shall be the responsibility of Landlord and not Tenant. Landlord agrees that it shall indemnify and hold Tenant harmless from and against any claim or claims, arising from or related to the Pre-existing Environmental Conditions. Landlord's obligations hereunder shall survive the expiration or earlier termination of this Lease Agreement as provided herein.

        23.2 (a) For purposes of this Paragraph 23.2, "hazardous substance" means any matter giving rise to liability under the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. Section 6901 et seq., the Comprehensive Environmental Response,

Compensation and Liability Act ("CERCLA"), 52 U.S.C. Sections 9601 et seq., state, local or municipal laws, rules, regulations or orders (hereinafter "State and Local Laws"), or any common law theory based on nuisance or strict liability.

        (b) Notwithstanding anything contained in Article XXIII to the contrary, Tenant shall not generate, manufacture, treat, store, dispose, release, recycle, handle, use, or otherwise manage any Hazardous Substance or "Hazardous Material" at the Demised Premises. For purposes of this Lease Agreement, the term "Hazardous Material" shall mean any material, chemical, substance, or article that is or contains a Hazardous Substance, polychlorinated biphenyls, asbestos, or radioactive matter. Notwithstanding the foregoing, Tenant is authorized to store, handle, or use a Hazardous Material that is or contains a Hazardous Substance provided that such Hazardous Material is not and does not contain a "hazardous waste" (as that term is defined in the Resource Conservation and Recovery Act, 42 U.S.C. Section 6901, et seq., and its implementing regulations) and provided further that during the Term of this Lease Agreement and upon termination of the Term, such Hazardous Substance and/or Hazardous Material will be stored, handled, used and disposed of in strict accordance with all applicable federal, state, and local laws and regulations. Tenant's failure to comply with the provisions of this Article XXIII shall constitute a default under this Lease Agreement. Tenant's obligation hereunder shall survive the termination of this Lease Agreement.

        (c) If the presence, release, threat of release, placement on or in the Demised Premises, or the generation, transportation, storage, treatment, or disposal at the Demised Premises of any hazardous substance: (i) gives rise to liability (including, but not limited to, a response action, remedial action, or removal action) under RCRA, CERCLA, State and Local Laws, or any common law theory based on nuisance or strict liability, (ii) causes a significant public health effect, or (iii) pollutes or threatens to pollute the environment, Tenant shall promptly take any and all remedial and removal action necessary to clean up the Demised Premises and mitigate exposure to liability arising from the hazardous substance, whether or not required by law.

        (d) Tenant shall indemnify, defend and hold Landlord harmless from all damages, costs, losses, expenses (including, but not limited to, actual attorneys' fees and engineering fees) arising from or attributable to any breach by Tenant of any of its covenants contained in this Paragraph 23.2. Tenant's obligations hereunder shall survive the termination of this Lease Agreement. Notwithstanding any provision herein contained, Tenant shall not be obligated to indemnify Landlord for any "Hazardous Substances" or "Hazardous Materials" which existed on or in the Premises prior to the Commencement Date.

                                  ARTICLE XXIV
                                  COUNTERPARTS

        24.1 This Lease Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which together shall constitute but one instrument.

                 This Agreement Includes the Following Exhibits

                        Exhibit A - Description of Land

        IN WITNESS WHEREOF, each of the parties hereto has caused this Lease Agreement to be duly executed as of the day and year first above written.

LANDLORD:                               TENANT:

PACKAGING RESOURCES INCORPORATED,       TAMOR PLASTICS CORP.,
a Delaware corporation                  a Massachusetts corporation

By: [Signature]                         By: Leonard J. Tocci
    ---------------------------             -----------------------------
    Its: Vice President                     Its: President
    ---------------------------             -----------------------------

    [Signature]                             [Signature]
    ---------------------------             -----------------------------
    Vice President                          Treasurer

STATE OF ILLINOIS )
                  ) SS
COUNTY OF COOK    )

        The foregoing instrument was acknowledged before me this 7th day of February, 1995, by [Signature] and by [Signature] and _________________ of PACKAGING RESOURCES INCORPORATED, a Delaware corporation, on behalf of the corporation and for the uses and purposes therein contained.

---------------------------------
"OFFICIAL SEAL"                         Dawn V. Stone
DAWN V. STONE                           ------------------------------
NOTARY PUBLIC, STATE OF ILLINOIS                Notary Public
MY COMMISSION EXPIRES 12/3/97
--------------------------------        My Commission Expires: 12-3-97

STATE OF MASSACHUSETTS )
                       ) SS
COUNTY OF WORCESTER    )

        The foregoing instrument was acknowledged before me this 3rd day of February, 1995, by Leonard J. Tocci and by Richard M. Tocci of TAMOR PLASTICS CORP., a Massachusetts corporation, on behalf of the corporation and for the uses and purposes therein contained.

                                              Rebecca A. Lynch
                                        -----------------------------
                                               Notary Public

                                        My Commission Expires: 3/30/01

                                             [NOTARY PUBLIC SEAL]

                                   EXHIBIT A

                               Legal Description

        All of Lot No. 140 in Block No. 15, of the Original Town, now City of Louisiana, Missouri, as shown by the recorded plat of said town, now City of Louisiana, in Pike County, Missouri, subject to easements and restrictions of record and zoning ordinances.

        All of that part of Lot Numbered Five (5) of Hugh Allen's Addition to the City of Louisiana, Pike County, Missouri, described as follows: Beginning at the northwesterly corner of said Lot Number Five (5) at the intersection of the easterly line of the right of way of Highway 54, thence South 37 degrees west following the said right of way line 104.25 feet, thence south 53 degrees east 377.12 feet, thence north 37 degrees east 104.25 feet to the east of northeast corner of the land herein conveyed; thence north 53 degrees west
377.12 feet to the beginning, reserving and excepting from the above a strip of ground along the southerly line thereof, 15 feet wide for a public roadway; together with the improvements located thereon, and subject to easements and restrictions of record and zoning ordinances.

        Begin at the intersection of the westerly line of Lot 5 of Hugh Allen's Addition to Louisiana, Missouri and the southerly right-of-way line of Missouri State Highway No. 54 and run southeasterly Six Hundred (600) feet along the West line of Lot 5 and Lot 8, to the northerly right-of-way line of the Gulf, Mobile and Ohio Railroad, thence easterly along said right-of-way Four Hundred Seventeen (417) feet to the westerly line of 30th Street, run thence northwesterly along the said 30th Street line One Hundred Forty (140) feet, run thence Southwesterly and parallel to said Highway No. 54 Two Hundred Eight
(208) feet, thence northwesterly and parallel to 30th Street One Hundred Twenty-three (123) feet, thence southwesterly and parallel to said Highway 54 One Hundred Four (104) ft. thence northwesterly and parallel to 30th Street Three Hundred Seventy-seven (377) feet to the southerly right-of-way line of the Highway, then westerly with the Highway right-of-way One Hundred Four (104) feet to the point of beginning. The above described property being the westerly half and forty (40) feet off the south end of the easterly half of Lot No. 5 of Hugh Allen's Addition to Louisiana, Missouri, and that part of Lots 8 and 9 of Hugh Allen's Addition to Louisiana, Missouri, lying north of the Gulf, Mobile and Ohio Railroad right-of-way except a plat Two Hundred Eight (208) feet in depth measured parallel to Highway No. 54 and Eighty (80) feet measured along the westerly line of 30th Street of the Northerly part of Lot 9 which has been leased to the Garment Factory, Together with all improvements thereon; and further subject to easements and restrictions of record and zoning ordinances.

A strip of ground Fifteen (15) feet wide and being the Western Fifteen (15) feet of the East one-half (1/2) of Lot Number Five (5) of Hugh Allen's Addition to the City of Louisiana, Missouri, except Forty (40) feet on the South end of said lot, as described and retained and dedicated for a public highway, and set forth in Warranty Deed from Robert A. Campbell and Margaret I. Campbell to Michael Creamer, et al, Directors of School District No. 5, Township 54, Range 2 West, Pike County, Missouri which deed is recorded in Book 113 at Page 383 of the Deed Records of Pike County, Missouri. This fifteen (15) foot strip of land has been also described as lying along the southerly part of the said East one-half of Lot Number Five (5) of Hugh Allen's Addition , but it is the same fifteen (15) foot strip of ground.

BEING all of Lots 6 and 15 and all that part of Lots 7 and 16 which lie north of the north right-of-way line of the Illinois-Central-Gulf Railroad and being a part of the SE 1/4 Section 24, Township 54 North of the Base Line, Range 2 West of the Fifth Principal Meridian, and being more particularly described by metes and bounds as follows:
BEGINNING at an iron rod at the northeast corner of Lot 6 of Hugh Allen's Addition to Louisiana, according to the plat thereof filed in Vol. 1, Page 44, Plat Records of Pike County;
THENCE S 52 degrees 23' E 595.75' with the east line of Lots 6 and 7 to an iron rod on the north line of the Illinois-Central-Gulf Railroad;
THENCE S 43 degrees 35' 20" W 654.77' with the north line of said railroad to an iron rod on the west line of Lot 16 of Hugh Allen's Addition;
THENCE N 31 degrees 39' 20" W 563.16' with the westerly line of Lots 15 and 16 to an angle iron at the northwest corner of Lot 15;
THENCE N 37 degrees 30' E 451.90' with the north line of Lots ___ and 15 and along the south line of Georgia Street to the place of beginning containing
7.18 acres of land, subject to easements, conditions or restrictions of record, if any.

All of Lots Seven (7), Eight (8), and Nine (9) in Block Two (2) of Fritz Subdivision of the Hugh Allen's Addition to the City of Louisiana, Pike County, Missouri.

ALSO, a part of Lot Nine (9) of Hugh Allen's Addition to the City of Louisiana, Pike County, Missouri described by metes and bounds as follows to wit:
Beginning at an iron rod marking the most Northerly Corner of above mentioned Block Two (2); thence in a Southeasterly direction on and along the Westerly line of 30th Street one hundred ninety-nine and seven tenths (199.7) feet to an iron pipe, one hundred Forty (140) feet Northwesterly as measured along the Westerly side of said 30th Street from the Northerly right-of-way of the G.M. and O. right-of-way; thence Westerly-Southwesterly parallel to South Caroline Street two hundred and eight (208) feet to an iron rod; thence Northwesterly parallel to 30th Street one hundred ninety-nine and seven tenths (199.7) feet to an iron rod marking the Northwesterly Corner of said Block Two (2); thence on and along the Northerly side of said Block Two
(2) in a Northeasterly direction two hundred and eight (208) feet to the point of beginning; as per survey #68-0104 by James H. Fleming, Registered land Surveyor #177, Missouri.

Any right, title and interest that the Party of the First Part might have to a tract lying adjacent to and to the Northwest of Lots Seven (7), Eight (8), and Nine (9) in Fritz's Subdivision of Hugh Allen's Addition, to the City of Louisiana, Missouri, said tract being approximately sixty-five (65) feet wide along 30th Street and being Two Hundred and Eight (208) feet in depth along said lots, and said tract would be an extension of South Carolina Street if it were extended.

All of Lots Numbered Two (2) and Five (5) in Block One (1) in Fritz's Subdivision of Hugh Allen's Addition to the City of Louisiana, Missouri.

All that part of South Carolina Street lying Southwest of 30th Street of Fritz Addition to the City of Louisiana which reverted to Grantors herein by reason of City of Louisiana Ordinance No. 6380, vacating that portion of said Street, said Ordinance being recorded in the Deed Records of Pike County, Missouri in Book 322, at Page 3694.

Lots numbered One (1) and Six (6), in Block Numbered One (1), in Fritz's Subdivision of Hugh Allen's Addition to the City of Louisiana, MO.

                                   EXHIBIT B

     Items to be included as "fixtures" in the Louisiana, MO plant offering:

ASSET NO.                      DESCRIPTION
---------                      -----------

2646                   Whitlock Vac. Pump
2647                   Whitlock Vac. Pump
2769                   German Vac. Pump
2778                   Whitlock Vac. Pump/Surge Bin
2786                   Whitlock Vac. Pump
2788                   Whitlock Vac. Pump
2789                   Whitlock Vac. Pump
2790                   Butler Vac. Pump
2791                   Whitlock Vac. Pump
2792                   Whitlock Surge Bin
2793                   Whitlock Surge Bin
2809                   Vac. Pump
2957                   GD Air Compressor
2958                   GD Air Compressor
2959                   Wilkerson Air Dryer
2961                   Carrier Chiller
2962                   Carrier Chiller
2963                   Chill Water System
2964                   Carrier Chiller
2965                   Carrier Chiller
2966                   210,000# Silo
2967                   210,000# Silo
2968                   210,000# Silo
2969                   210,000# Silo
2970                   210,000# Silo
2971                   210,000# Silo
2972                   210,000# Silo
2973                   IMCS Silo
2974                   IMCS Silo
2975                   IMCS Silo
2976                   IMCS Silo
2977                   Transformer
2978                   Transformer
2979                   Transformer
                       4-Small Silos for Surge Bins
                       2-15HP Pumps
                       5-7 1/2HP Pumps



C:\docs\kas\hph\louisiana\lease.